CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Vornado Realty Trust:
Common Shares	$3,870,072.62	$215.95

(1)
Estimated for purposes of calculating the amount of the filing fee only, this amount is based on the average of the high and low prices of the Common Shares of $69.085 as of December 11, 2009 as reported on the New York Stock Exchange.

(2)
Calculated in accordance with Rule 457(c) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT	December 14, 2009
(To Prospectus dated October 30, 2009)

Filed Pursuant to Rule 424(B)(5)
Registration No. 333-162775

56,019 Common Shares

        We are a fully integrated real estate investment trust. On October 29, 2009, we declared a dividend of $0.65 per common share payable on December 14, 2009 to common shareholders of record as of the close of business on November 10, 2009. The dividend will be payable in cash or common shares at the election of the holders of record of the common shares, subject to the limitation that the aggregate amount of cash payable to shareholders will not exceed 58.5% of the aggregate amount of the dividend. In connection with this dividend, we determined that Vornado Realty L.P. (the operating partnership through which we own our assets and operate our business, which we refer to in this prospectus supplement as the "operating partnership") will make a comparable distribution to holders of its limited partnership interests on December 14, 2009 of $0.65 per class A unit. The distribution will be comprised of 58.5% cash and 41.5% class A units in the same proportion as the cash and common shares to be distributed to our common shareholders in the aggregate, resulting in a distribution of 56,019 class A units by Vornado Realty L.P. to holders of its class A units.

        This prospectus supplement relates to up to 56,019 common shares that we may issue to holders of the 56,019 class A units to be distributed by the operating partnership on December 14, 2009 upon tender of those units for redemption.

        Our common shares are traded on the New York Stock Exchange under the symbol "VNO." On December 11, 2009, the last reported sales price of our common shares on the New York Stock Exchange was $69.66 per share.

        In order to maintain our qualification as a real estate investment trust for federal income tax purposes and for other purposes, no person generally may own more than 6.7% of the outstanding common shares. Shares owned in excess of this limit will be deemed "excess shares" under our declaration of trust. The holder of any excess shares will lose some ownership rights with respect to these shares, and we will have the right to purchase them from the holder.

        Investing in our common shares involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common shares in "Risk Factors" beginning on page S-3 of this prospectus supplement and in our most recent Annual Report on Form 10-K and, if applicable, our Quarterly Reports on Form 10-Q.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 14, 2009.

        You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in the accompanying prospectus. We have not authorized anyone to give you different or additional information. You should not assume that the information in this prospectus supplement and accompanying prospectus is accurate as of any date after their respective dates.

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Available Information," in the accompanying prospectus.

        All dollar amounts are in U.S. dollars unless otherwise noted.

Special Note Regarding Forward-Looking Statements

        Certain statements contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in the accompanying prospectus, constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in the accompanying prospectus. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2008 and, to the extent applicable, in our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

        For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, as applicable. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC. See "Available Information" in the accompanying prospectus.

S-i

 Prospectus Supplement Summary

        This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the common shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference in the accompanying prospectus.

        Unless the context requires otherwise, the words "we," "us," "our" and "Vornado" refer to Vornado Realty Trust and its subsidiaries, including Vornado Realty L.P., which we refer to as the "operating partnership".

VORNADO REALTY TRUST

        We are a fully integrated real estate investment trust organized under the laws of Maryland. We conduct our business through, and substantially all of our interests in properties are held by, Vornado Realty L.P. We are the sole general partner of, and owned approximately 92.1% of the common limited partnership interest in, Vornado Realty L.P. as of September 30, 2009.

        At September 30, 2009, Vornado Realty Trust, through Vornado Realty L.P., owned directly or indirectly:

  •
  Office Properties:

  •
  all or portions of 28 office properties aggregating approximately 16.2 million square feet in the New York City metropolitan area (primarily Manhattan);

  •
  all or portions of 81 office properties aggregating 18.2 million square feet in the Washington, D.C. and Northern Virginia areas; and

  •
  a 70% controlling interest in 555 California Street, a three-building complex aggregating 1.8 million square feet in San Francisco's financial district;

  •
  Retail Properties:

  •
  164 retail properties in 22 states, Washington, D.C. and Puerto Rico aggregating approximately 22.1 million square feet, including the 3.7 million square feet built by tenants on land leased from us;

  •
  Merchandise Mart Properties:

  •
  eight properties in five states aggregating approximately 8.9 million square feet of showroom and office space, including the 3.5 million square foot Merchandise Mart in Chicago;

  •
  Toys "R" Us, Inc.:

  •
  a 32.7% interest in Toys "R" Us, Inc., which owns and/or operates 1,560 stores worldwide, including 850 stores in the United States and 710 stores internationally;

  •
  Other Real Estate Investments:

  •
  32.4% of the common stock of Alexander's, Inc. (NYSE: ALX), which has seven properties in the greater New York metropolitan area;

    •
    the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1.0 million square feet with 1,700 rooms and a commercial portion containing 400,000 square feet of retail and office space; and

    •
    other investments, loans on real estate and marketable securities.

        Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

Risk Factors

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, and to the extent applicable, our subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in the accompanying prospectus.

If You Redeem Your Units, You May Incur Adverse Tax Consequences and the Nature of Your Investment Will Change.

You should carefully consider the tax consequences of redeeming your units.

        The exercise of your right to require the redemption of your units will be treated for tax purposes as a sale of your units to the extent cash received exceeds your basis (and the cash used is not contributed by us) or we exercise our right to issue you shares. This sale will be taxable to you, and you will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the common shares received in the exchange plus the amount of the operating partnership liabilities considered allocable to the redeemed units at the time of the redemption, including the operating partnership's share of the liabilities of certain entities in which the operating partnership owns an interest. Depending upon your particular circumstances, it is possible that the amount of gain recognized, or even the tax liability resulting from that gain, could exceed the amount of cash and the value of other property, e.g., the common shares, received upon the disposition. See "Redemption of Units—Tax Consequences of Redemption" for more information on these tax consequences.

The nature of your investment will change upon a redemption of your units.

        Unless we elect to assume and perform the operating partnership's obligation with respect to redeeming your units, you will receive cash on the specified redemption date from the operating partnership in an amount equal to the market value of the units to be redeemed. For class A units, which are the kind of units that you hold, the specified redemption date is generally the tenth business day after we receive your notice of redemption if our common shares are publicly traded except to the extent any publicly traded partnership ("PTP") limitations apply, which will be determined by us at our sole discretion. If such limitations apply, the specified redemption date is a date at least 60 days after we receive notification. In lieu of the operating partnership's acquiring the units for cash, we have the right, except as described below if the common shares are not publicly traded, to elect to acquire the units on the specified redemption date (subject to the same PTP limitations) directly from you, in exchange for either cash or common shares, and upon acquiring the units, we will become the owner of your units. See "Redemption of Units" for more information about our right to acquire your units for either cash or common shares when you redeem them. If you receive cash in complete redemption of your units, you will no longer have any interest in the operating partnership or us, will not benefit from any subsequent increases in the price of our common shares and will not receive any future distributions from the operating partnership or us, unless you currently own, or acquire in the future, additional common shares or units. If you receive common shares, you will become a shareholder of Vornado rather than or in addition to being a holder of units in the operating partnership. Although an investment in common shares is similar to an investment in units in the operating partnership, there are some differences between ownership of units and ownership of common shares. These differences, some of which may be material to you, are discussed in "Comparison of Ownership of Units and Common Shares."

 Use of Proceeds

        We will not receive any cash proceeds from the issuance of the shares offered by this prospectus supplement but will acquire units in the operating partnership in exchange for any shares that we may issue to a redeeming unit holder.

 Price Range of our Common Shares and Distributions

        Our common shares are listed on the New York Stock Exchange under the symbol "VNO." The following table shows, for the periods indicated, the high and low closing sale prices of the common shares as reported by the New York Stock Exchange and the cash dividends paid per share in those periods.

	High	Low	Closing	Dividends
2006
1st Quarter	$98.46	$85.62	$96.00	$0.80
2nd Quarter	$97.87	$88.84	$97.55	$0.80
3rd Quarter	$110.83	$98.35	$109.00	$0.80
4th Quarter	$129.49	$108.91	$121.50	$1.39	(1)
2007
1st Quarter	$135.75	$117.36	$119.34	$0.85
2nd Quarter	$122.55	$107.37	$109.84	$0.85
3rd Quarter	$115.60	$97.73	$109.35	$0.85
4th Quarter	$117.19	$84.52	$87.95	$0.90
2008
1st Quarter	$94.00	$78.74	$86.21	$0.90
2nd Quarter	$98.77	$86.30	$88.00	$0.90
3rd Quarter	$105.74	$85.26	$90.95	$0.90
4th Quarter	$90.14	$41.64	$60.35	$0.95
2009
1st Quarter	$61.75	$28.95	$33.24	$0.95	(2)
2nd Quarter	$53.86	$33.69	$45.03	$0.95	(3)
3rd Quarter	$69.24	$40.44	$64.41	$0.65	(4)
4th Quarter (through December 11, 2009)	$70.19	$56.72	$69.66	$0.65	(5)

(1)
Comprised of a regular quarterly dividend of $0.85 per share and a special capital gain dividend of $0.54 per share.

(2)
On January 14, 2009, we declared a dividend of $0.95 per common share payable on March 12, 2009 to common shareholders of record as of the close of business on February 5, 2009. The dividend was paid in cash and common shares at the election of the holders of record of the common shares, subject to the limitation that the aggregate amount of cash payable to shareholders not exceed 40% of the aggregate amount of the dividend.

(3)
On April 30, 2009, we declared a dividend of $0.95 per common share payable on June 12, 2009 to common shareholders of record as of the close of business on May 11, 2009. The dividend was paid in cash and common shares at the election of the holders of record of the common shares, subject to the limitation that the aggregate amount of cash payable to shareholders not exceed 40% of the aggregate amount of the dividend.

(4)
On July 30, 2009, we declared a dividend of $0.65 per common share payable on September 14, 2009 to common shareholders of record as of the close of business on August 11, 2009. The dividend is payable in cash or common shares at the election of the holders of record of the common shares, subject to the limitation that the aggregate amount of cash payable to shareholders not exceed 58.5% of the aggregate amount of the dividend.

(5)
On October 29, 2009, we declared a dividend of $0.65 per common share payable on December 14, 2009 to common shareholders of record as of the close of business on November 10,

  2009. The dividend is payable in cash or common shares at the election of the holders of record of the common shares, subject to the limitation that the aggregate amount of cash payable to shareholders not exceed 58.5% of the aggregate amount of the dividend.

        Further dividends by us will be at the discretion of our Board of Trustees and will depend on our actual cash flow, our earnings, financial condition and capital requirements, the annual distribution requirements under REIT provisions of the Internal Revenue Code of 1986, as amended, and any other factors our Board of Trustees deems relevant. A principal factor in the determination of dividends is the requirement of the Internal Revenue Code that a REIT distribute at least 90% of its REIT taxable income as determined under the Internal Revenue Code. See "Federal Income Tax Considerations—Taxation of Vornado Realty Trust as a REIT" in the accompanying prospectus for more information about this requirement. Distributions by us to the extent of our current and accumulated earnings and profits for federal income tax purposes are taxable to shareholders as ordinary dividend income, except to the extent they are properly designated as capital gains dividends.

        Distributions in excess of earnings and profits generally are treated as non-taxable return of capital to the extent of a shareholder's basis in the common shares. A return of capital distribution generally has the effect of deferring taxation until a shareholder's sale of common shares.

        As of September 30, 2009, there were 1,294 holders of record of our common shares. On December 11, 2009, the last sale price reported on the New York Stock Exchange for our common shares was $69.66 per share.

Redemption of Units

        You have the right to have your units redeemed in whole or in part by the operating partnership for cash equal to the fair market value, at the time of redemption, of one common share of Vornado for each unit redeemed. As described below, we have the right to issue you one common share for each unit tendered instead of paying the cash redemption amount. You may redeem units only in compliance with the securities laws, the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, dated as of October 20, 1997, as amended, and our declaration of trust's limits on ownership of common shares. We refer to the Second Amended and Restated Agreement of Limited Partnership of the operating partnership, as amended, as the "partnership agreement."

        You may exercise the right to redeem your units by providing a notice of redemption, substantially in the form attached as an exhibit to the partnership agreement, to the operating partnership, with a copy to us. You may also be required to furnish the operating partnership and us with certain other certificates and forms. The partnership agreement establishes some limitations on your right to redeem units. Unless we elect to assume and perform the operating partnership's obligation with respect to the redemption, as described below, you will receive cash on the specified redemption date from the operating partnership in an amount equal to the market value of the units to be redeemed. The "specified redemption date" with respect to your units will be either (a) in the case of a redemption that qualifies as a "block transfer" or that satisfies the "lack of actual trading" safe harbor from publicly traded partnership status, both as defined in the Treasury regulations under the Internal Revenue Code, the tenth business day after we receive your notice of redemption if our common shares are publicly traded or the thirtieth business day after we receive your notice of redemption if our common shares are not publicly traded, or (b) in the case of a redemption that does not qualify as a block transfer or satisfy the lack of actual trading safe harbor, a date at least 60 days after we receive your notice of redemption as determined by us in our sole discretion.

        Furthermore, redemptions of class A units by the operating partnership pursuant to the redemption rights discussed above, together with other transfers and redemptions of operating partnership units (other than certain of the redemptions or transfers qualifying as "private transfers" under the regulations under Section 7704 of the Internal Revenue Code), are limited in any one taxable year to 10% of the interests in capital or profits not held by us or certain of our affiliates, and we have the right and currently intend to refuse to permit certain redemptions and other transfers of operating partnership units that, when aggregated with prior redemptions and transfers, would exceed this limit.

        When we say "business day," we mean a day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. The market value of a unit for the purpose of redemption will be equal to the average of the closing trading prices of our common shares on the NYSE for the ten trading days before the day on which we received the notice of redemption or, if that day is not a business day, the first business day after that day.

        Instead of the operating partnership's acquiring the units for cash, we have the right to acquire the units on the specified redemption date directly from you, in exchange for either the market value of the units in cash or for common shares. However, we do not have this right if the common shares are not publicly traded, as described below. If we acquire the units, we will become their owner. In either case, acquisition of the units by us will be treated as a sale of the units by you to us for federal income tax purposes. See "—Tax Consequences of Redemption—Tax Treatment of Redemption of Units" for information about the tax consequences of redeeming units to the redeeming unit holder.

        If we determine to acquire the units in exchange for common shares, the total number of common shares to be paid to you will be equal to the product of the number of units times the conversion factor. See "Description of the Units and the Operating Partnership—Sales of Assets" for further information about the conversion factor, which is 1.0 as of the date of this prospectus supplement. We currently anticipate that we generally will elect to acquire directly units tendered for redemption and to issue common shares in exchange for the units rather than the operating partnership paying cash, but we will decide whether cash will be paid or common shares will be issued upon redemption of units on or before the specified redemption date.

        When you redeem units, your right to receive distributions on the units so redeemed or exchanged will cease, unless the record date for a distribution was a date before the specified redemption date. In general, you must redeem at least 1,000 units at a time, or all of your remaining units if you own less than 1,000 units. However, we have waived this 1,000 unit minimum with respect to redemptions of the units being distributed by the operating partnership on December 14, 2009. No redemption or exchange can occur if delivery of common shares on the specified redemption date to the unit holder seeking redemption would be prohibited either under our declaration of trust or under applicable federal or state securities laws as long as the common shares are publicly traded.

        Each unit holder has agreed with us under the partnership agreement that all units delivered for redemption must be delivered to the operating partnership or us, as the case may be, free and clear of all liens. Neither we nor the operating partnership will be under any obligation to acquire units if there are liens on the units. Each unit holder has also agreed to pay any state or local property transfer tax that is payable as a result of the transfer of his or her units to the operating partnership or us.

        If a unit holder assigns his or her units to another person in a manner permitted under the operating partnership agreement, that person may redeem the units. In that case, the redemption price will be paid directly to that person and not to the unit holder.

        If we provide notice to the unit holders that we intend to make an extraordinary distribution of cash or property to our shareholders or to effect a merger, a sale of all or substantially all of our assets or any other similar extraordinary transaction, the right to redeem units will be exercisable during the period commencing on the date on which we provide that notice and ending on either: (i) if there is a record date to determine shareholders eligible to receive the extraordinary distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, the record date; or (ii) if there is no record date of this kind, the date that is twenty days after the date on which we provided notice of the extraordinary distribution or extraordinary transaction.

        A holder must have held his or her units for at least one year from the date of issuance to have the right to redeem them under the circumstances described in the foregoing paragraph. Under those circumstances, the specified redemption date will be the sooner of:

  •
  the tenth business day after the operating partnership receives the notice of redemption; or

  •
  the business day immediately preceding the record date to determine shareholders eligible to receive the extraordinary distribution or vote on approval of the extraordinary transaction.

        However, if the specified redemption date occurs in less than ten business days and the operating partnership elects to redeem the units for cash, the operating partnership will have up to ten business days after receiving the notice of redemption to deliver payment for the units. However, we have waived this one year hold with respect to redemptions of the units being distributed by the operating partnership on December 14, 2009.

        If we merge or consolidate with another company or sell all or substantially all of our assets as a whole and our shareholders are obligated to accept cash and/or debt obligations in full or partial payment for their common shares in the transaction, then the portion of the payment per unit payable upon redemption of the units that must be accepted in cash and/or debt obligations will be equal to an amount of cash equal to the sum of:

  •
  the cash payable for one common share multiplied by the conversion factor; and

  •
  the value, on the date on which the transaction is consummated, of the debt obligations to be received with respect to one common share multiplied by the conversion factor.

        The balance of the amount payable per unit when units are redeemed will be payable in an amount calculated consistently with the first paragraph of this section.

        If the common shares are not publicly traded but another entity whose shares are publicly traded owns more than 50% of our shares, the unit holders' right to redeem units will be determined by reference to the publicly traded stock of our majority owner. In that case, the general partner of the operating partnership will have the right to elect to acquire the units to be redeemed for publicly traded stock of our majority owner. If the common shares are not publicly traded and we have no majority owner with publicly traded stock, the unit holders' right to redeem units would be based upon the net fair market value of the operating partnership's assets at the time the units are redeemed, as determined in good faith by us. In that case, we and the operating partnership would be obligated to pay for redeemed units in cash, payable on the thirtieth business day after we receive the notice of redemption.

Brokerage and Sales Commissions

        If you redeem your units and receive common shares and then sell those shares, you will pay all brokerage and sales commissions, fees and disbursements of your counsel, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the shares by you.

Tax Consequences of Redemption

        The following discussion summarizes the material federal income tax considerations that may be relevant to a unit holder who redeems his or her units. This discussion only applies to unit holders that provide an affidavit to the operating partnership, at the time their units are redeemed, stating that the unit holder is not a foreign person and stating the unit holder's taxpayer identification number, under penalties of perjury.

        You should consult your own tax advisors regarding the tax consequences to you of redeeming your units, including the federal, state, local and foreign tax consequences of redeeming units in your particular circumstances and potential changes in applicable laws.

Tax Treatment of Redemption of Units

        If we assume and perform the redemption obligation, the partnership agreement provides that the redemption will be treated by us, the operating partnership and the redeeming unit holder as a sale of units by the redeeming unit holder to us at the time the units are redeemed. This sale will be fully taxable to the redeeming unit holder, and the redeeming unit holder will be treated as realizing for tax purposes an amount equal to the sum of:

  •
  the cash or the value of the common shares received in the exchange; plus

  •
  the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

        The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss is discussed more fully under "—Tax Treatment of Disposition of Units by Unit Holders Generally" below.

        If we do not elect to assume the obligation to redeem a unit holder's units, the operating partnership will redeem the units for cash. If the operating partnership redeems units for cash that we contribute to the operating partnership for that purpose, the redemption likely would be treated for tax purposes as a sale of the units to us in a fully taxable transaction, although this is not certain. If the redemption is treated that way for tax purposes, the redeeming unit holder would be treated as realizing an amount equal to the sum of:

  •
  the cash received in the exchange; plus

  •
  the amount of operating partnership liabilities allocable to the redeemed units at the time they are redeemed.

        The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest. The determination of the amount of gain or loss if a redemption is treated as a sale for tax purposes is discussed more fully under "—Tax Treatment of Disposition of Units by Unit Holders Generally" below.

        If, instead, the operating partnership chooses to redeem units for cash that is not contributed by us for that purpose, the tax consequences would be the same as described in the previous paragraph with the following exception. If the operating partnership redeems less than all of a unit holder's units, the unit holder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the amount he or she would be treated as receiving, as described above, exceeded his or her adjusted basis in all of his or her units immediately before the redemption.

Potential Application of Disguised Sale Regulations to a Redemption of Units

        A redemption of units may cause the original transfer of property to the operating partnership in exchange for units to be treated as a "disguised sale" of property. The Internal Revenue Code and the Treasury regulations under the Internal Revenue Code generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a related transfer of money or other consideration from the partnership to the partner, including the partnership's assumption of a liability or taking the property subject to a liability, will be treated as a sale of property, in whole or in part, by the partner to the partnership if based on all the facts and circumstances: (i) the transfer of money or other consideration would not have been made but for the transfer of property; and (ii) in cases in which the transfers are not made simultaneously, the subsequent transfer is not dependent on the entrepreneurial risks of partnership operations. Further, the Treasury regulations provide generally that, in the absence of an applicable exception, if a partnership transfers money or other consideration to a partner within two years after the partner contributed property to the partnership, the transactions will be presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Treasury regulations also provide that if two years have passed between the time when the partner contributed property to the partnership and the time when the partnership transferred money or other consideration to the partner, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

        Accordingly, if the operating partnership redeems a unit, the Internal Revenue Service could contend that the redemption should be treated as a disguised sale because the redeeming unit holder will receive cash or common shares after having contributed property to the operating partnership. If the IRS took that position successfully, the issuance of the units in exchange for the contributed property could be taxable as part of a disguised sale under the Treasury regulations.

Tax Treatment of Disposition of Units by Unit Holders Generally

        If a unit holder redeems units in a manner that is treated as a sale of the units, the gain or loss from the sale or other disposition will be based on the difference between:

  •
  the amount considered realized for tax purposes; and

  •
  the unit holder's tax basis in the units.

        See "—Basis of Units" below for information about the tax basis of units.

        If a unit holder sells units, the "amount realized" will be measured by the sum of:

  •
  the cash and fair market value of other property received, including any common shares; plus

  •
  the portion of the operating partnership's liabilities allocable to the units sold.

        The amount of operating partnership liabilities considered in this calculation will include the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest.

        A selling unit holder will recognize gain to the extent that the amount he or she realizes in the sale exceeds his or her basis in the units sold. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the amount of cash and the value of any other property, including common shares, received in exchange for the units.

        Except as described below, any gain recognized upon a sale or other disposition of units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a unit attributable to a unit holder's share of "unrealized receivables" of the operating partnership, as defined in Section 751 of the Internal Revenue Code, exceeds the basis attributable to those assets, this excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in operating partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the operating partnership had sold its assets at their fair market value at the time of the transfer of a unit.

        For non-corporate holders, the maximum rate of tax on the net capital gain from the sale or exchange of a capital asset prior to January 1, 2011 is generally taxed at a maximum rate of 15% where the asset is held for more than one year. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than one year is 25% to the extent of the prior deductions for depreciation that are not otherwise recaptured as ordinary income under the existing depreciation recapture rules.

        The IRS has issued regulations that apply these rates on a look-through basis in the case of certain entities such as the operating partnership. Under these regulations, the rate of tax that applies to the disposition of a unit by a non-corporate holder is determined based upon the nature of certain assets of the operating partnership and the periods of time over which the operating partnership held the assets. Generally, part of the gain from the disposition of a unit by a non-corporate holder would be taxed at the above-mentioned 25% rate to the extent the holder would be allocated gain from the sale of certain depreciable property held for more than one year, determined as if the operating partnership had disposed of a proportionate share of the depreciable real property held by the operating partnership. In the case of a disposition that was treated as a redemption of a partnership interest, this rule would not apply.

Basis of Units

        In general, a unit holder who received units in exchange for contributing an interest in a partnership has an initial tax basis in the units equal to his or her basis in the contributed partnership interest. A unit holder's initial basis in his or her units generally is increased by:

  •
  the unit holder's share of operating partnership taxable and tax-exempt income;

  •
  increases in his or her share of the liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest;

  •
  any gain recognized under Section 704(c)(1)(B) of the Internal Revenue Code due to the distribution from the operating partnership to another unit holder of property contributed by the unit holder within seven years prior of the distribution; and

  •
  any gain recognized under Section 737 of the Internal Revenue Code due to the receipt of a distribution from the operating partnership within seven years after the unit holder contributed property to the operating partnership.

        Generally, a unit holder's initial basis in his or her units is decreased by:

  •
  his or her share of operating partnership distributions;

  •
  decreases in his or her share of liabilities of the operating partnership, including the operating partnership's share of the liabilities of some entities in which the operating partnership owns an interest;

  •
  any loss recognized under Section 704(c)(1)(B) of the Internal Revenue Code due to the distribution from the operating partnership to another unit holder of property contributed by the unit holder within seven years of the distribution;

  •
  his or her share of losses or other deductions of the operating partnership; and

  •
  his or her share of nondeductible expenditures of the operating partnership that are not chargeable to capital.

        However, a unit holder's basis will not decrease below zero.

Federal Income Tax Considerations

        This section updates and replaces in its entirety the section in the accompanying prospectus entitled "Federal Income Tax Considerations."

        The following discussion summarizes the taxation of Vornado Realty Trust and the material Federal income tax consequences to holders of the common shares for your general information only. It is not tax advice. The tax treatment of a holder of common shares will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold common shares as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  banks;

  •
  tax-exempt organizations;

  •
  certain insurance companies;

  •
  persons liable for the alternative minimum tax;

  •
  persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction; and

  •
  U.S. shareholders whose functional currency is not the U.S. dollar.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

        We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common shares, including the Federal, state, local and foreign tax consequences of acquiring, owning and selling common shares in your particular circumstances and potential changes in applicable laws.

Taxation of Vornado Realty Trust as a REIT

        In the opinion of Sullivan & Cromwell LLP, commencing with its taxable year ended December 31, 1993, Vornado Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for taxable years ending prior to the date hereof, and Vornado Realty Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court.

        In providing its opinion, Sullivan & Cromwell LLP is relying, without independent investigation,

  •
  as to certain factual matters upon the statements and representations contained in a certificate provided to Sullivan & Cromwell LLP with respect to Vornado;

  •
  as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP with respect to certain other REITs in which Vornado has held or holds an interest (the "REIT Subsidiaries");

  •
  upon the opinion of Shearman & Sterling LLP concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ended December 31, 1995; and

  •
  upon the opinion of Paul, Hastings, Janofsky & Walker LLP concerning the qualification of Lexington Realty Trust as a REIT for each taxable year commencing with its taxable year ended December 31, 1993.

        In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling LLP is relying, as to certain factual matters, upon representations received from Alexander's.

        In providing its opinion regarding the qualification of Lexington Realty Trust as a REIT for Federal income tax purposes Paul, Hastings, Janofsky & Walker LLP is relying, as to certain factual matters, upon representations received from Lexington Realty Trust.

        Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current and previous ownership interests in its REIT Subsidiaries, by the REIT Subsidiaries, of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado or any of the REIT Subsidiaries for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor any other such law firm will monitor the compliance of Vornado or any REIT Subsidiary with the requirements for REIT qualification on an ongoing basis.

        The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

        As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a regular corporation. Vornado's dividends, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends received by noncorporate shareholders and (ii) the corporate dividends received deduction.

        However, Vornado will have to pay Federal income tax as follows:

  •
  First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

  •
  Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

  •
  Third, if Vornado has (a) net income from the sale or other disposition of "foreclosure property", as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

  •
  Fourth, if Vornado has net income from "prohibited transactions", as defined in the Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "—Requirements for Qualification—Income Tests", but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

  •
  Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

  •
  Seventh, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then Vornado will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

  •
  Eighth, if Vornado derives "excess inclusion income" from a residual interest in a real estate mortgage investment conduit, or "REMIC", or certain interests in a taxable mortgage pool, or "TMP", Vornado could be subject to corporate level Federal income tax at a 35% rate to the extent that such income is allocable to certain types of tax-exempt stockholders that are not subject to unrelated business income tax, such as government entities.

  •
  Ninth, if Vornado receives non-arm's length income from a taxable REIT subsidiary (as defined under "—Requirements for Qualification—Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Vornado, Vornado will be subject to a 100% tax on the amount of Vornado's non-arm's length income.

  •
  Tenth, if Vornado fails to satisfy a REIT asset test, as described below, due to reasonable cause and Vornado nonetheless maintains its REIT qualification because of specified cure provisions, Vornado will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused Vornado to fail such test.

  •
  Eleventh, if Vornado fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, Vornado may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association

  •
  which is managed by one or more trustees or directors;

  •
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  •
  that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  •
  that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

  •
  the beneficial ownership of which is held by 100 or more persons;

  •
  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities; and

  •
  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described in the accompanying prospectus under the heading "Description of Shares of Beneficial Interest of Vornado Realty Trust—Restrictions on Ownership".

        Vornado owns a number of wholly-owned corporate subsidiaries. Section 856(i) of the Code provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary", as defined in the Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado.

        If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the operating partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions. See the last bullet on page S-14 for a discussion of prohibited transactions.

        Taxable REIT Subsidiaries.    A taxable REIT subsidiary is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A corporation can be a taxable REIT subsidiary with respect to more than one REIT.

        A taxable REIT subsidiary is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of Vornado's taxable REIT subsidiaries will also be taxable, either (1) to Vornado to the extent the dividend is retained by Vornado, or (2) to Vornado's shareholders to the extent the dividends received from the taxable REIT subsidiary are paid to Vornado's shareholders. Vornado may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT notwithstanding the rule described below under "—Asset Tests" that generally precludes ownership of more than 10% of any issuer's securities. However, as noted below, in order for Vornado to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 25% of the total value of its assets (20% with respect to Vornado's taxable years beginning prior to January 1, 2009). Vornado believes that the aggregate value of all of its interests in taxable REIT subsidiaries has represented less than 20% (and expects that for its taxable years beginning on or after January 1, 2009, has represented and will continue to represent less than 25%) of the total value of its assets; however, Vornado cannot assure that this has or will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a taxable REIT subsidiary may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

        Income Tests.    In order to maintain its qualification as a REIT, Vornado annually must satisfy two gross income requirements.

  •
  First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in REIT equity securities, including "rents from real property", as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

  •
  Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

        Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

  •
  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

  •
  Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Vornado owns more than a 10% interest in the subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a "related party tenant."

  •
  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

        Vornado does not derive material rents from related party tenants other than rents received with respect to its interest in Toys "R" Us, Inc. Vornado believes that the rents received with respect to its interest in Toys "R" Us, Inc. have not and will not cause it to fail the gross income requirements for a REIT described above. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

        Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

        From time to time, Vornado may enter into hedging transactions with respect to one or more of its assets or liabilities. Vornado's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income Vornado derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction is, however, nonqualifying for purposes of the 75% gross income test with respect to transactions entered into on or prior to June 30, 2008. The term "hedging transaction," as used above, generally means any transaction Vornado enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by Vornado. For transactions entered into after July 30, 2008, "hedging transaction" also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), including gain from the termination of such a transaction. Vornado intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        As a general matter, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests, as follows.

        "Real estate foreign exchange gain" will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.

        "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

        If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

  •
  Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

  •
  Vornado files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.

        Vornado might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, Vornado would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

        Asset Tests.    Vornado, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets.

  •
  First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

  •
  Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.

  •
  Third, not more than 25% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries (20% with respect to Vornado's taxable years beginning prior to January 1, 2009) and of the investments included in the 25% asset class, the value of any one issuer's securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets.

  •
  Fourth, Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Code (such as so-called "straight-debt" securities).

        Solely for the purposes of the 10% value test described above, the determination of Vornado's interest in the assets of any partnership or limited liability company in which it owns an interest will be based on Vornado's proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. As a consequence, if the IRS successfully challenges the partnership status of any of the partnerships in which Vornado maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation Vornado could lose its REIT status. In addition, in the case of such a successful challenge Vornado could lose its REIT status if such recharacterization results in Vornado otherwise failing one of the asset tests described above.

        Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the operating partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling LLP, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Shearman & Sterling LLP is relying upon representations received from Alexander's.

        Since November 3, 2008, Vornado has owned more than 10% of the voting securities of Lexington Realty Trust. Vornado's ownership interest in Lexington Realty Trust will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Lexington Realty Trust qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 2008 and continues to so qualify. In the opinion of Paul, Hastings, Janofsky & Walker LLP, commencing with Lexington Realty Trust's taxable year ended December 31, 1993, Lexington Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Paul, Hastings, Janofsky & Walker LLP is relying upon representations received from Lexington Realty Trust.

        Vornado has also owned and currently owns, through the operating partnership, more than 10% of the vote or value of certain other REIT Subsidiaries. Vornado's prior or current indirect ownership interest in such REIT Subsidiaries will not cause Vornado to fail to satisfy the asset tests for REIT status so long as each such REIT Subsidiary qualifies as a REIT for its first taxable year and each subsequent taxable year during the periods relevant to Vornado's qualification as a REIT. Vornado believes that each such REIT Subsidiary will qualify (or qualified, as the case may be) as a REIT with respect to such period.

        Certain relief provisions may be available to Vornado if it fails to satisfy the asset tests described above after the 30 day cure period. Under these provisions, Vornado will be deemed to have met the 5% and 10% REIT asset tests if the value of its nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter and (b) $10,000,000, and (ii) Vornado disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, Vornado may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Annual Distribution Requirements.    Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Vornado's "real estate investment trust taxable income", computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

        In addition, if Vornado acquired an asset from a C corporation in a carryover basis transaction and disposes of such asset within 10 years of acquiring it, Vornado may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration. However, for Federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared.

        To the extent that Vornado does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

        Vornado intends to satisfy the annual distribution requirements.

        From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible expenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

        Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

        If Vornado would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Vornado pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above each of which have specific relief provisions that are described above.

        If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described in this paragraph in all circumstances.

Excess Inclusion Income

        If Vornado holds a residual interest in a REMIC or certain interests in a TMP from which Vornado derives "excess inclusion income," Vornado may be required to allocate such income among its shareholders in proportion to the dividends received by its shareholders, even though Vornado may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from Federal income tax, and (3) would result in the application of U.S. Federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.

Taxation of Holders of Common Shares

U.S. Shareholders

        As used in this section, the term "U.S. shareholder" means a holder of common shares who, for U.S. Federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

        Taxation of Dividends.    As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. shareholders as ordinary income. Noncorporate U.S. shareholders will generally not be entitled to the tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends Vornado received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual shareholders), or (b) that is equal to the sum of Vornado's real estate investment trust taxable income (taking into account the dividends paid deduction available to Vornado) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which Vornado must adopt the basis of the asset in the hands of the C corporation for Vornado's previous taxable year and less any taxes paid by Vornado during its previous taxable year, and (c) the amount of earnings and profits distributed by Vornado that were accumulated in a prior non-REIT taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the REIT and individual shareholder level. Noncorporate U.S. shareholders should consult their own tax advisors to determine the impact of tax rates on dividends received from Vornado. Distributions made by Vornado will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held his common stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. shareholder may be eligible for preferential rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

        To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

        Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

        Vornado recently made, and in the future may make, distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and a U.S. shareholder would, therefore, generally have taxable income with respect to such distributions of commons shares and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

        U.S. shareholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount of Vornado's undistributed net capital gain that Vornado designates in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

        Distributions made by Vornado and gain arising from a U.S. shareholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

        Sale or Exchange of Shares.    When a U.S. shareholder sells or otherwise disposes of shares, the shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one year. Long-term capital gain of an individual U.S. shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Vornado that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

        Backup Withholding.    Vornado will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

        Taxation of Tax-Exempt Shareholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described in the next paragraph and has not held its shares as "debt financed property" within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

        Notwithstanding the above paragraph, tax-exempt shareholders will be required to treat as unrelated business taxable income any dividends paid by Vornado that are allocable to Vornado's "excess inclusion" income, if any.

        Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which

  •
  is described in Section 401(a) of the Code;

  •
  is tax-exempt under Section 501(a) of the Code; and

  •
  holds more than 10% (by value) of the equity interests in the REIT.

        Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

  •
  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

  •
  either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

        The rules described above under the heading "U.S. Shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Non-U.S. Shareholders

        The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. Federal income tax on a net income basis who own common shares, which we call "non-U.S. shareholders", are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form W-8 ECI or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business and in either case other applicable requirements were met.

        Distributions to a non-U.S. shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

        If a non-U.S. shareholder receives an allocation of "excess inclusion income" with respect to a REMIC residual interest or an interest in a TMP owned by Vornado, the non-U.S. shareholder will be subject to U.S. Federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.

        Return of Capital.    Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. shareholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

        Also, Vornado could potentially be required to withhold at least 10% of any distribution in excess of Vornado's current and accumulated earnings and profits, even if the non-U.S. shareholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder's tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. shareholder would not be taxed under the Foreign Investment in Real Property Tax Act upon a sale or exchange of common shares. See discussion below under "—Sales of Shares."

        Capital Gain Dividends.    Distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests that are paid with respect to any class of stock which is regularly traded on an established securities market located in the United States and held by a non-U.S. shareholder who does not own more than 5% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by Vornado, and such distributions will be taxed as described above in "—Ordinary Dividends".

        Distributions that are not described in the preceding paragraph that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

        Share Distributions.    Vornado has made, and in the future may make, distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under "Ordinary Dividends" and "Capital Gains Dividends." If Vornado is required to withhold an amount in excess of any cash distributed along with the common shares, Vornado will retain and sell some of the common shares that would otherwise be distributed in order to satisfy Vornado's withholding obligations.

        Sales of Shares.    Gain recognized by a non-U.S. shareholder upon a sale or exchange of common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if Vornado is a "domestically controlled REIT", defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is a domestically controlled REIT, and, therefore, assuming that Vornado continues to be a domestically controlled REIT, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares is treated as effectively connected with the non-U.S. shareholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

        If Vornado does not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. shareholder of a sale of shares depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. shareholder. Specifically, a non-U.S. shareholder that holds a class of shares that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the shareholder owned more than 5% of the shares of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. shareholder owned such shares or the five-year period ending on the date when the shareholder disposed of the stock. A non-U.S. shareholder that holds a class of Vornado's shares that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the stock was acquired by the shareholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Vornado's outstanding shares with the lowest fair market value. If a non-U.S. shareholder holds a class of Vornado's shares that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Federal Estate Taxes

        Common shares held by a non-U.S. shareholder at the time of death will be included in the shareholder's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Recent Legislative Developments.

        The Obama Administration has proposed legislation that would limit the ability of non-U.S. shareholders to claim relief from U.S. withholding tax in respect of dividends paid on the common shares, if such investors hold the common shares through a non-U.S. intermediary that is not a "qualified intermediary." The Administration's proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. withholding tax in respect of dividends paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent. A third proposal would impose a 20% withholding tax on the gross proceeds of the sale of common shares effected through a non-U.S. intermediary that is not a qualified intermediary and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information provision. A non-U.S. shareholder generally would be permitted to claim a refund to the extent any tax withheld exceeded the investor's actual tax liability. The full details of these proposals have not yet been made public, although the Administration's summary of these proposals generally indicates that they are not intended to disrupt ordinary and customary market transactions. It is unclear whether, or in what form, these proposals may be enacted. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of the Administration's proposals on their investment in respect of the common shares.

Backup Withholding and Information Reporting

        If you are a non-U.S. shareholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments and

  •
  the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

as long as the income associated with these payments is otherwise exempt from U.S. Federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

    •
    other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

        State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

Description of the Units and the Operating Partnership

        The following description of the material terms of the units and some material provisions of the partnership agreement does not describe every aspect of the units or the partnership agreement and is only a summary of, and qualified in its entirety by reference to, applicable provisions of Delaware law and the partnership agreement. A copy of the second amended and restated partnership agreement and all amendments thereto are filed as exhibits to the registration statement of which the prospectus accompanying this prospectus supplement is a part or incorporated by reference therein. See "Available Information" in the accompanying prospectus for information about how to obtain a copy of the partnership agreement. For a comparison of the voting rights and some other rights of unit holders in the operating partnership and our shareholders, see "Comparison of Ownership of Units and Common Shares" in this prospectus supplement.

The Operating Partnership's Outstanding Classes of Units

        Holders of units, other than us in our capacity as general partner, hold a limited partnership interest in the operating partnership. All holders of units, including us in our capacity as general partner, are entitled to share in cash distributions from, and in the profits and losses of, the operating partnership.

        Holders of units have the rights to which limited partners are entitled under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The units are not registered for resale under any federal or state securities laws, and they are not listed on any exchange or quoted on any national market system. The partnership agreement imposes restrictions on the transfer of units. See "—Restrictions on Transfers of Units by Limited Partners" below for further information about these restrictions.

        As of September 30, 2009, there were outstanding the following units. We use the term "pass through" to refer to units that correspond to a series of our shares, meaning we hold a number of units in the operating partnership equal to the number of our outstanding shares of the corresponding series.

  •
  52,324 series A pass-through preferred units, which correspond to our series A preferred shares;

  •
  4,800,000 series D-10 preferred units (1,600,000 of which were pass-through series D-10 preferred units corresponding to our series D-10 preferred shares);

  •
  1,400,000 series D-11 preferred units;

  •
  800,000 series D-12 preferred units;

  •
  1,867,311 series D-13 preferred units;

  •
  4,000,000 series D-14 preferred units;

  •
  1,800,000 series D-15 preferred units;

  •
  3,000,000 series E pass-through preferred units, which correspond to our series E preferred shares;

  •
  6,000,000 series F pass-through preferred units, which correspond to our series F preferred shares;

  •
  8,000,000 series G pass-through preferred units, which correspond to our series G preferred shares;

  •
  9,996 series G-1 preferred units;

  •
  32,423 series G-2 preferred units;

  •
  356,586 series G-3 preferred units;

  •
  194,290 series G-4 preferred units;

  •
  4,500,000 series H pass-through preferred units, which correspond to our series H preferred shares;

  •
  10,800,000 series I pass-through preferred units, which correspond to our series I preferred shares;

  •
  139,798 class B-1 units;

  •
  304,761 class B-2 units;

  •
  1,217,337 LTIP units; and

  •
  192,660,995 class A units, including 13,137,011 not held by us.

Distributions with Respect to Units

        The partnership agreement provides for distributions, as determined in the manner provided in the partnership agreement, to us and the limited partners in proportion to their percentage interests in the operating partnership, subject to the distribution preferences that are described in the next paragraph. As general partner of the operating partnership, we have the exclusive right to declare and cause the operating partnership to make distributions as and when we deem appropriate or desirable in our sole discretion. For so long as we elect to qualify as a REIT, we will make reasonable efforts, as determined by us in our sole discretion, to make distributions to partners in amounts such that we will be able to pay shareholder dividends that will satisfy the requirements for qualification as a REIT and avoid any federal income or excise tax liability for us.

        Distributions vary among the holders of different outstanding classes of units:

  •
  The series A pass-through preferred units entitle us as their holder to a cumulative preferential distribution at an annual rate of $3.25 per series A pass-through preferred unit, which we refer to as the "series A pass-through preferred distribution preference."

  •
  The series D-10 preferred units entitle their holders to a preferential distribution at the annual rate of $1.75 per unit, which we refer to as the "series D-10 preferred distribution preference."

  •
  The series D-11 preferred units entitle their holders to a preferential distribution at the annual rate of $1.80 per unit, which we refer to as the "series D-11 preferred distribution preference."

  •
  The series D-12 preferred units entitle their holders to a preferential distribution at the annual rate of $1.6375 per unit, which we refer to as the "series D-12 preferred distribution preference."

  •
  The series D-13 preferred units entitle their holders to a preferential distribution at the annual rate of $0.75 per unit, which we refer to as the "series D-13 preferred distribution preference."

  •
  The series D-14 preferred units entitle their holders to a preferential distribution at the annual rate of $1.6875 per unit, which we refer to as the "series D-14 preferred distribution preference."

  •
  The series D-15 preferred units entitle their holders to a preferential distribution at the annual rate of $1.71875 per unit, which we refer to as the "series D-15 preferred distribution preference."

  •
  The series E pass-through preferred units entitle us as their holder to a preferential distribution at the annual rate of $1.75 per unit, which we refer to as the "series E pass-through preferred distribution preference."

  •
  The series F pass-through preferred units entitle us as their holder to a preferential distribution at the annual rate of $1.6875 per unit, which we refer to as the "series F pass-through preferred distribution preference."

  •
  The series G pass-through preferred units entitle us as their holder to a preferential distribution at the annual rate of $1.65625 per unit, which we refer to as the "series G pass-through preferred distribution preference."

  •
  The series G-1 and series G-3 preferred units entitle their holders to a preferential distribution at a floating annual rate equal to LIBOR plus 0.90% (or LIBOR plus 2.40% during certain failures by the operating partnership to redeem the Series G-1 or Series G-3 preferred units, as applicable), payable quarterly, which we refer to as the "series G-1 preferred distribution preference" and the "series G-3 preferred distribution preference," as applicable.

  •
  The series G-2 and series G-4 preferred units entitle us as their holders to a preferential distribution at the annual rate equal to $1.3750 (or $1.750 during certain failures by the operating partnership to redeem the Series G-2 or Series G-4 preferred units, as applicable), which we refer to as the "series G-2 preferred distribution preference" and the "series G-4 preferred distribution preference," as applicable.

  •
  The series H pass-through preferred units entitle us as their holder to a preferential distribution at the annual rate equal to $1.6875, which we refer to as the "series H pass-through preferred distribution preference."

  •
  The series I pass-through preferred units entitle us as their holder to a preferential distribution at the annual rate equal to $1.65625 per unit, which we refer to as the "series I pass-through preferred distribution preference."

        We sometimes refer to the series A preferred distribution preference, the series D-10 preferred distribution preference, the series D-11 preferred distribution preference, the series D-12 preferred distribution preference, the series D-13 preferred distribution preference, the series D-14 preferred distribution preference, the series D-15 preferred distribution preference, the series E pass-through preferred distribution preference, the series F pass-through distribution preference, the series G pass-through preferred distribution preference, the series G-1 preferred distribution preference, the series G-2 preferred distribution preference, the series G-3 preferred distribution preference, the series G-4 preferred distribution preference, the series H pass-through preferred distribution preference and the series I pass-through preferred distribution preference as the "preferred distribution preferences."

        Preferred units do not have a value equating to one common share, but have the liquidation preferences and conversion prices for conversion into class A units or terms for redemption for cash or corresponding preferred shares that are established in the partnership agreement.

        The partnership agreement provides that the operating partnership will make distributions when, as and if declared by us in the order of preference provided for in the partnership agreement. The order of preference in the partnership agreement provides that distributions will be paid first to us as necessary to enable us to pay REIT expenses. The partnership agreement defines "REIT expenses" to mean:

  •
  costs and expenses relating to the continuity of our existence and any entity in which we own an equity interest;

  •
  costs and expenses relating to any of our offer or registration of securities;

  •
  costs and expenses associated with preparing and filing our periodic reports under federal, state and local laws, including SEC filings;

  •
  costs and expenses associated with our compliance with laws, rules and regulations applicable to it; and

  •
  all other operating or administrative expenses we incurred in the ordinary course of its business.

        After the operating partnership pays us distributions as necessary to enable us to pay REIT expenses, distributions will be paid:

  •
  first, to holders of any class of preferred units ranking senior, as to distributions or redemption or voting rights, to class A units, LTIP units, class B-1 units and class B-2 units; and

  •
  Second:

  (i)
  to holders of class A units;

  (ii)
  if, and to the extent that, we pay distributions on the class A units, to holders of the LTIP units, once the relevant "distribution participation date" with respect to each LTIP unit has been reached, in an amount per unit equal to the per-unit distributions paid on the class A units;

  (iii)
  if, and to the extent that, we pay distributions on the class A units, to holders of class B-1 units in an amount per unit equal to the amount, if any, by which the regular quarterly distribution being paid concurrently therewith in respect of each class A unit exceeds $0.85 (or, in respect of any extraordinary distribution on the class A units, an amount per class B-1 unit equal to the extraordinary distribution per class A unit); and

  (iv)
  if, and to the extent that, we pay distributions on the class A units, to holders of class B-2 units in an amount equal to the lesser of (x) $0.39 per class B-2 unit and (y) the distribution being made per class A unit divided by 2.18.

  The
  foregoing distributions to holders of the class B-1 units and class B-2 units are intended to equal the amount that the holders of class B-1 units and class B-2 units would receive in any quarterly, special or liquidating distribution if all class B units had been converted into class A units.

Ranking of Units

        The series A pass-through preferred units, series D-10 preferred units, series D-11 preferred units, series D-12 preferred units, series D-13 preferred units, series D-14 preferred units, series D-15 preferred units, series E pass-through preferred units, series F pass-through preferred units, series G pass-through preferred units, series G-1 preferred units, series G-2 preferred units, series G-3 preferred units, series G-4 preferred units, series H pass-through preferred units and series I pass-through preferred units rank senior to the class A units, the LTIP units, the series B-1 units and the series B-2 units with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership.

        The series A pass-through preferred units, series D-10 preferred units, series D-11 preferred units, series D-12 preferred units, series D-13 preferred units, series D-14 preferred units, series D-15 preferred units, series E pass-through preferred units, series F pass-through preferred units, series G pass-through preferred units, series G-1 preferred units, series G-2 preferred units, series G-3 preferred units, series G-4 preferred units, series H pass-through preferred units and series I pass-through preferred units and any other units designated as "parity units" all rank on a parity with each other, in each case with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership, without preference or priority of one over the other.

        The class A units, the LTIP units, the class B-1 units and the class B-2 units rank on a parity with each other with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the operating partnership, subject to the limitations on distributions with respect to the class B-1 units and class B-2 units described above under "—Distributions with Respect to Units" and the limitation on distributions in liquidation applicable to the class B-1 units and class B-2 units described below.

        Previously issued classes of units that are no longer outstanding are not listed above.

        The outstanding units have the following liquidation preferences (and are also entitled to receive, in each case, accrued and unpaid distributions):

  •
  $50.00 per series A pass-through preferred unit;

  •
  $25.00 per series D-10 preferred unit, series E pass-through preferred unit, series F pass-through preferred unit, series G pass-through preferred unit, series G-1 preferred unit, series G-4 preferred unit, series H pass-through preferred unit and series I pass-through preferred unit;

  •
  an amount per series D-11 preferred unit, series D-12 preferred unit, series D-13 preferred unit, series D-14 preferred unit and series D-15 preferred unit equal to the capital account of the unit. The capital account of each such unit is equal to an original capital contribution of $25.00 per unit, adjusted from time to time to reflect the operating partnership's income, gains, losses and deductions that are allocated to the units and actual or deemed distributions to, or capital contributions by, the holders of the unit;

  •
  An amount equal to $25.00 per series G-2 preferred unit and series G-3 preferred unit, which amount will be increased or decreased in proportion to any increase or decrease in the market price of our common shares following the issuance of the series G-2 preferred units and series G-3 preferred units, subject to (x) a threshold level of increase or decrease in the market price of our common stock to trigger an adjustment to the per-unit liquidation preference, (y) a cap in the per-unit liquidation preference equal to $37.50 and (z) a floor in the per-unit liquidation preference equal to $12.50;

  •
  An amount per class B-1 unit equal to the positive difference, if any, between the amount paid in liquidation for a class A unit and the amount paid in respect of a class B-2 unit multiplied by 2.18; and

  •
  An amount per class B-2 unit equal to the lesser of $50 per unit or the amount paid in respect of a class A unit on liquidation divided by 2.18.

        From time to time as determined by us, in our discretion, the operating partnership may create additional series of preference units or classes of other units senior to or on parity with the class A units with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the partnership.

Redemption or Conversion of Units

        The holders of class A units, other than us or any of our subsidiaries, have the right to redeem their units for cash or, at our option, common shares. See "Redemption of Units" above for further information about this right.

        The series A preferred units became redeemable at our option for class A units on April 1, 2001, and are convertible at our option into class A units at any time, provided that an equivalent number of series A preferred shares are concurrently converted into common shares by their holders. The number of class A units into which the series A preferred units are redeemable or convertible is equal to the aggregate liquidation preference of the series A preferred units being redeemed or converted divided by their conversion price. The conversion price of the series A preferred units is now 1.4096 and may be adjusted from time to time to take account of stock dividends and other transactions.

        The series D-10 preferred units are perpetual and became redeemable without penalty in whole or in part by the operating partnership at any time beginning on November 17, 2008 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-10 units being redeemed. At any time beginning on November 17, 2012, or earlier upon the occurrence of specified events, holders of series D-10 preferred units will have the right to have their series D-10 preferred units redeemed by the operating partnership for either:

  •
  cash equal to $25.00 for each series D-10 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-10 preferred units being redeemed; or

  •
  at our option, one series D-10 preferred share of Vornado for each series D-10 preferred unit redeemed.

        The series D-11 preferred units are perpetual and became redeemable without penalty in whole or in part by the operating partnership at any time beginning on May 27, 2009 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-11 units being redeemed. At any time beginning on May 27, 2014, or earlier upon the occurrence of specified events, holders of series D-11 preferred units will have the right to have their series D-11 preferred units redeemed by the operating partnership for either:

  •
  Cash equal to the adjusted capital account for such series D-11 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-11 units being redeemed; or

  •
  At our option, one series D-11 preferred share of Vornado for each series D-11 preferred unit redeemed.

        The series D-12 preferred units are perpetual and become redeemable without penalty in whole or in part by the operating partnership at any time beginning on December 17, 2009 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-12 units being redeemed. At any time beginning on January 15, 2015, or earlier upon the occurrence of specified events, holders of series D-12 preferred units will have the right to have their series D-12 preferred units redeemed by the operating partnership for either:

  •
  Cash equal to the adjusted capital account for such series D-12 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-12 units being redeemed; or

  •
  At our option, one series D-12 preferred share of Vornado for each series D-12 preferred unit redeemed.

        The series D-13 preferred units may be redeemed without penalty in whole or in part by the operating partnership at any time beginning on December 30, 2011 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-13 units being redeemed. At any time since December 30, 2006, holders of series D-13 preferred units have had the right to have their series D-13 preferred units redeemed by the operating partnership for either:

  •
  Cash (or, if requested by the redeeming unit holder under certain circumstances, property specified by the redeeming unit holder) equal to the adjusted capital account for such series D-13 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-13 units being redeemed; or

  •
  At our option, a number of common shares of Vornado with a market value equal to the redemption price of the series D-13 preferred units being redeemed.

        The series D-14 preferred units are perpetual and become redeemable without penalty in whole or in part by the operating partnership at any time beginning on September 9, 2010 for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series D-14 units being redeemed. At any time beginning on January 1, 2016, or earlier upon the occurrence of specified events, holders of series D-14 preferred units will have the right to have their series D-14 preferred units redeemed by the operating partnership for either:

  •
  Cash equal to the adjusted capital account for each series D-14 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-14 units being redeemed; or

  •
  At our option, one series D-14 preferred share of Vornado for each series D-14 preferred unit redeemed.

        The series D-15 preferred units are perpetual and become redeemable without penalty in whole or in part by the operating partnership at any time beginning on May 2, 2011 for cash equal to the adjusted capital account per unit and any accumulated and unpaid distributions owing in respect of the series D-15 units being redeemed. At any time beginning on May 2, 2016, or earlier upon the occurrence of specified events, holders of series D-15 preferred units will have the right to have their series D-15 preferred units redeemed by the operating partnership for either:

  •
  Cash equal to the adjusted capital account for each series D-15 preferred unit and any accumulated and unpaid distributions owing in respect of the series D-15 units being redeemed; or

  •
  At our option, one series D-15 preferred share of Vornado for each series D-15 preferred unit redeemed.

        The series E pass-through preferred units are perpetual and are redeemable at our option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series E pass-through preferred units being redeemed at any time beginning on October 20, 2009 (or at any time a redemption of series E preferred shares is permitted in accordance with our declaration of trust), provided that we redeem an equivalent number of series E preferred shares.

        The series F pass-through preferred units are perpetual and are redeemable at our option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series F pass-through preferred units being redeemed at any time beginning on November 17, 2009 (or at any time a redemption of series F preferred shares is permitted in accordance with our declaration of trust), provided that we redeem an equivalent number of series F preferred shares.

        The series G pass-through preferred units are perpetual and are redeemable at our option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series G pass-through preferred units being redeemed at any time beginning on December 22, 2009 (or at any time a redemption of series G preferred shares is permitted in accordance with our declaration of trust), provided that we redeem an equivalent number of series G preferred shares.

        The series G-1 preferred units and series G-4 preferred units are redeemable at our option beginning on December 17, 2017 (or earlier for certain holders) for an amount equal to the capital account associated with each unit and any accumulated and unpaid distributions owing in respect of the units being redeemed, which amount will be payable, at the option of the holder of the units being redeemed, in cash (which may be financed with a borrowing attributed to such holder) or class A units with a market value equal to the redemption price. The series G-1 preferred units and series G-4 preferred units are redeemable at the option of the holders thereof, beginning on the fourth anniversary of their issuance (or the first anniversary in specified circumstances), for an amount equal to the capital account associated with each unit and any accumulated and unpaid distributions owing in respect of the units being redeemed, which amount will be payable in cash (which may at the option of the holder whose units are being redeemed be financed with a borrowing attributed to the holder to whom the distribution is being made).

        The series G-2 preferred units and series G-3 preferred units are redeemable at our option beginning on December 17, 2017 (or earlier for certain holders), with the redemption price payable, at the option of the holder of the units being redeemed, in cash (which may be financed with a borrowing attributed to the holder to whom the distribution is being made) or class A units with a market value equal to the redemption price. The series G-2 preferred units and series G-3 preferred units are redeemable at the option of the holders thereof, beginning on the fourth anniversary of their issuance (or the first anniversary in specified circumstances), with the redemption price payable in cash (which may at the option of the holder whose units are being redeemed be financed with a borrowing attributed to such holder). The redemption price payable upon redemption of the G-2 preferred units and G-3 preferred units will equal $25.00 per unit, which amount will be increased or decreased in proportion to any increase or decrease in the market price of our common shares following the issuance of the units, subject to (x) a threshold level of increase or decrease in the market price of our common shares to trigger an adjustment to the per-unit liquidation preference, (y) a cap in the per-unit liquidation preference equal to $37.50 and (z) a floor in the per-unit liquidation preference equal to $12.50.

        The series H pass-through preferred units are perpetual and are redeemable at our option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series H pass-through preferred units being redeemed at any time beginning on June 17, 2010 (or at any time a redemption of series H preferred shares is permitted in accordance with our declaration of trust), provided that we redeem an equivalent number of series H preferred shares.

        The series I pass-through preferred units are perpetual and are redeemable at our option for cash equal to $25.00 per unit and any accumulated and unpaid distributions owing in respect of the series I pass-through preferred units being redeemed at any time beginning on August 31, 2010 (or at any time a redemption of series I preferred shares is permitted in accordance with our declaration of trust), provided that we redeem an equivalent number of series I preferred shares.

        The LTIP units are redeemable at the option of the holders thereof, for an equal number of class A units, at any time after vesting, subject to certain limitations. We may, at our option, cause any LTIP units to be converted into an equal number of class A units at any time, subject to certain limitations.

        At the option of the partnership, the class B-1 units and the class B-2 units are convertible into Class A units at a rate of 100 Class A units for each pairing of 100 Class B-1 units and 218 Class B-2 units on the earliest to occur of (i) receipt by the partnership of a written opinion of counsel that the redemption will not violate specified laws and regulations and (ii) a specified individual either ceases to hold public office or ceases to be a beneficial owner of class B-2 units. At the option of their holders, the class B-1 units and the class B-2 units are convertible into Class A units, at a rate of 100 Class A units for each pairing of 100 Class B-1 units and 218 Class B-2 units, subject to compliance with specified laws and regulations. The conversion rate described in this paragraph is subject to adjustment by us from time to time in the event of a combination or consolidation of the class A units into a smaller number of units, issuance of units in exchange for all of the outstanding class A units or other events that would have a similar effect on the economic relationship between the class B units and the class A units.

Formation of the Operating Partnership

        The operating partnership was formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act on October 2, 1996. We are the sole general partner of, and owned approximately 92.1% of the common limited partnership interest in, the operating partnership at September 30, 2009.

Purposes, Business and Management of the Operating Partnership

        The purpose of the operating partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, except that the partnership agreement requires the business of the operating partnership to be conducted in a manner that will permit us to be classified as a REIT under Section 856 of the Internal Revenue Code, unless we cease to qualify as a REIT for any reason. In furtherance of its business, the operating partnership may enter into partnerships, joint ventures, limited liability companies or similar arrangements and may own interests in any other entity engaged, directly or indirectly, in any of the foregoing.

        As the general partner of the operating partnership, we have the exclusive power and authority to conduct the business of the operating partnership, except that the consent of the limited partners is required in some limited circumstances discussed under "—Meetings and Voting" below. No limited partner may take part in the operation, management or control of the business of the operating partnership by virtue of being a holder of units.

        In particular, the limited partners expressly acknowledge in the partnership agreement that the general partner is acting on behalf of the operating partnership and our shareholders collectively, and is under no obligation to consider the tax consequences to, or other separate interests of, limited partners when making decisions on behalf of the operating partnership. Except as required by lockup agreements, we intend to make decisions in our capacity as general partner of the operating partnership taking into account our interests and the operating partnership as a whole, independent of the tax effects on the limited partners. See "—Borrowing by the Operating Partnership" below for a discussion of lockup agreements. We and our trustees and officers will have no liability to the operating partnership or to any partner or assignee for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if we acted in good faith.

Our Ability to Engage in Other Businesses; Conflicts of Interest

        We generally may not conduct any business other than through the operating partnership without the consent of the holders of a majority of the common limited partnership interests, excluding the limited partnership interests held by us. Other persons including our officers, trustees, employees, agents and our other affiliates are not prohibited under the partnership agreement from engaging in other business activities and are not required to present any business opportunities to the operating partnership. In addition, the partnership agreement does not prevent another person or entity that acquires control of us in the future from conducting other businesses or owning other assets, even though those businesses or assets may be ones that it would be in the best interests of the limited partners for the operating partnership to own.

Borrowing by the Operating Partnership

        We are authorized to cause the operating partnership to borrow money and to issue and guarantee debt as we deem necessary for the conduct of the activities of the operating partnership. The operating partnership's debt may be secured by mortgages, deeds of trust, liens or encumbrances on the operating partnership's properties. We also may cause the operating partnership to borrow money to enable the operating partnership to make distributions, including distributions in an amount sufficient to permit us to avoid the payment of any federal income tax.

        From time to time in connection with acquisitions of properties or other assets in exchange for limited partner interests in the operating partnership, we and the operating partnership have entered into contractual arrangements that impose restrictions on the operating partnership's ability to sell, finance, refinance and, in some instances, pay down existing financing on certain of the operating partnership's properties or other assets. These arrangements are sometimes referred to as "lockup agreements" and include, for example, arrangements in which the operating partnership agrees that it will not sell the property or other assets in question for a period of years unless the operating partnership also pays the contributing partner a portion of the federal income tax liability that will accrue to that partner as a result of the sale. Arrangements of this kind may significantly reduce the operating partnership's ability to sell, finance or repay indebtedness secured by the subject properties or assets. We expect to cause the operating partnership to continue entering into transactions of this type in the future and may do so without obtaining the consent of any partners in the operating partnership.

Reimbursement; Transactions with Us and our Affiliates

        We do not receive any compensation for our services as general partner of the operating partnership. However, as a partner in the operating partnership, we have the same right to allocations and distributions with respect to the units we hold as other partners in the operating partnership holding the same classes of units. In addition, the operating partnership reimburses us for all expenses we incur relating to our ongoing operations and any offering of additional partnership interests in the operating partnership, our securities or rights, options, warrants or convertible or exchangeable securities, including expenses in connection with this registration of common shares for issuance in exchange for units if we assume the obligation to redeem units and elect to redeem them for common shares instead of cash when a limited partner in the operating partnership exercises the right to redeem units. See "Redemption of Units" above for further information about the right to redeem units.

        Except as expressly permitted by the partnership agreement, the operating partnership will not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any partner in the operating partnership or any affiliate of the operating partnership or us that is not also a subsidiary of the operating partnership, except in a transaction that has been approved by a majority of our disinterested trustees, taking into account our fiduciary duties to the limited partners of the operating partnership.

Our Liability and Limited Partners

        We, as general partner of the operating partnership, are liable for all general recourse obligations of the operating partnership to the extent not paid by the operating partnership. We are not liable for the nonrecourse obligations of the operating partnership.

        The limited partners in the operating partnership are not required to make additional contributions to the operating partnership. Assuming that a limited partner does not take part in the control of the business of the operating partnership and otherwise complies with the provisions of the partnership agreement, the liability of a limited partner for obligations of the operating partnership under the partnership agreement and the Delaware Revised Uniform Limited Partnership Act will be limited, with some exceptions, generally to the loss of the limited partner's investment in the operating partnership represented by his or her units. Under the Delaware Revised Uniform Limited Partnership Act, a limited partner may not receive a distribution from the operating partnership if, at the time of the distribution and after giving effect to the distribution, the liabilities of the operating partnership, other than liabilities to parties on account of their interests in the operating partnership and liabilities for which recourse is limited to specified property of the operating partnership, exceed the fair value of the operating partnership's assets, other than the fair value of any property subject to nonrecourse liabilities of the operating partnership, but only to the extent of such liabilities. The Delaware Revised Uniform Limited Partnership Act provides that a limited partner who receives a distribution knowing at the time that it violates the foregoing prohibition is liable to the operating partnership for the amount of the distribution. Unless otherwise agreed, a limited partner in the circumstances described in the preceding sentence will not be liable for the return of the distribution after the expiration of three years from the date of the distribution.

        The operating partnership has qualified to conduct business in the State of New York and may qualify in certain other jurisdictions. Maintenance of limited liability status may require compliance with legal requirements of those jurisdictions and some other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not been clearly established in many jurisdictions. Accordingly, if it were determined that the right, or exercise of the right by the limited partners, to make some amendments to the partnership agreement or to take other action under the partnership agreement constituted "control" of the operating partnership's business for the purposes of the statutes of any relevant jurisdiction, the limited partners might be held personally liable for the operating partnership's obligations.

Exculpation and Indemnification of Us

        The partnership agreement generally provides that we, as general partner of the operating partnership, will incur no liability to the operating partnership or any limited partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission, if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our agents, provided we appointed those agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon the opinion of those persons, as to matters that we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with the opinion of those persons.

        The partnership agreement also provides for our indemnification and the indemnification of our trustees and officers and any other persons that we may from time to time designate against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts incurred by an indemnified person in connection with any proceeding and related to the operating partnership or us, the formation and operations of the operating partnership or us or the ownership of property by the operating partnership or us, unless it is established by a final determination of a court of competent jurisdiction that:

  •
  the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the indemnified person actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Sales of Assets

        Under the partnership agreement, we generally have the exclusive authority to determine whether, when and on what terms assets of the operating partnership will be sold, as long as any sale of a property covered by a lockup agreement complies with such agreement. The partnership agreement prohibits us from engaging in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification, recapitalization or change of the terms of any outstanding common shares unless, in connection with the transaction, all limited partners other than us and entities controlled by us will have the right to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of that kind. We refer to transactions described in the preceding sentence as "termination transactions." The conversion factor is initially 1.0, but will be adjusted as necessary to prevent dilution or inflation of the interests of limited partners that would result if we were to pay a dividend on our outstanding shares of beneficial interest in shares of beneficial interest, subdivide our outstanding shares of beneficial interest or combine our outstanding shares of beneficial interest into a smaller number of shares, in each case without a corresponding issuance to, or redemption or exchange of interests held by, limited partners in the operating partnership.

        See "—Borrowing by the Operating Partnership" above for information about lockup agreements which limit our ability to sell some of our properties.

Removal of the General Partner; Transfer of Our Interests

        The partnership agreement provides that the limited partners may not remove us as general partner of the operating partnership with or without cause. The partnership agreement also generally prohibits us from withdrawing as general partner of the operating partnership or transferring any of our interests in the operating partnership to any other person, except in each case, in connection with a termination transaction. In addition, the partnership agreement prohibits us from engaging in any termination transaction unless all limited partners other than us and entities controlled by us will have the right in the termination transaction to elect to receive, or will receive, for each unit an amount of cash, securities or other property equal to the conversion factor multiplied by the greatest amount of cash, securities or other property paid to a holder of shares of beneficial interest of Vornado, if any, corresponding to that unit in consideration of one share of Vornado. The lock-up provisions and the gross-up provisions do not apply to a sale or other transfer by us of our interests as a partner in the operating partnership, but they would apply to transfers of assets of the operating partnership undertaken during the period when the lock-up agreements are in effect as part of any sale or other transfer by us of our interests as a partner in the operating partnership. See "—Borrowing by the Operating Partnership" for a description of the restrictions on transfers of assets under the lock-up agreements.

        The partnership agreement does not prevent a transaction in which another entity acquires control or all of our shares nor does it prevent any holder of interests in Vornado from owning assets or conducting businesses outside of the operating partnership.

Restrictions on Transfers of Units by Limited Partners

        Subject to the percentage limitations discussed below, a limited partner, other than us and some members of the Mendik group and FW/Mendik REIT, is permitted to transfer all or any portion of his or her units without restriction, provided that the limited partner obtains our prior written consent, which we may withhold only if (a) we determine in our sole discretion exercised in good faith that the transfer would cause the operating partnership or any or all of the partners other than the partner seeking to make the transfer to incur tax liability or (b) if we determine that any of our circumstances referred to in the next paragraph exist. In addition, limited partners other than us or any of our subsidiaries are permitted to dispose of their units by exercising their right to redeem units as described under "Redemption of Units" above.

        We may withhold our consent to any proposed transfer (including any sale, assignment, gift, pledge, encumbrance or other disposition by law or otherwise, and including any redemption pursuant to the redemption rights described under "—Redemption or Conversion of Units" above) for a variety of reasons set forth in Article XI of the partnership agreement. These reasons include, without limitation, a determination by us, in our sole and absolute discretion, that the transfer in question would (i) cause a termination of the operating partnership for tax purposes, (ii) cause the operating partnership to become a "party-in-interest" or a "disqualified person" with respect to any employee benefit plan subject to ERISA, (iii) cause the operating partnership to become a publicly-traded partnership (as defined in Section 469(k)(2) or Section 7704 of the Internal Revenue Code), (iv) cause the operating partnership to become subject to regulation under the Investment Company Act of 1940 or ERISA, (v) adversely affect our ability to continue to qualify as a REIT or (vi) subject us or the operating partnership to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code. In addition, no partner of the operating partnership may pledge or transfer any of its units to a lender to the operating partnership or any person who is related (within the meaning of Section 1.752-4(b) of the Treasury Regulations) to any lender to the operating partnership whose loan constitutes a nonrecourse liability without our consent, in our sole and absolute discretion, and without entering into an agreement with us as described in the partnership agreement.

        Transfers of operating partnership units (other than "private transfers" as defined in the regulations under the Internal Revenue Code) are limited in any one taxable year of the operating partnership to 2% of the interests in capital or profits not held by us or certain of our affiliates, and we have the right and currently intend to refuse to permit any attempted transfer of operating partnership units by a holder of such units that, when aggregated with prior redemptions and transfers by other holders of operating partnership units, would exceed this limit. In addition, redemptions of operating partnership units by the operating partnership pursuant to the redemption right of such units and transfers of operating partnership units to us as a result of our assumption and performance of the operating partnership's obligation with respect to the redemption right of units, together with other transfers and redemptions (other than certain of the redemptions or transfers qualifying as "private transfers" under the regulations under Section 7704 of the Internal Revenue Code), are limited in any one taxable year to 10% of the interests in capital or profits not held by us or certain of our affiliates, and we have the right and currently intend to refuse to permit certain redemptions and other transfers of operating partnership units that, when aggregated with prior redemptions and transfers, would exceed this limit.

        Any permitted transferee of units may become a substituted limited partner only with our consent, and we may withhold our consent in our sole and absolute discretion. If we do not consent to the admission of a transferee of units as a substituted limited partner, then the transferee will succeed to the economic rights and benefits attributable to the units, including the right to redeem units, but will not become a limited partner or possess any other rights of limited partners, including the right to vote.

No Withdrawal by Limited Partners

        No limited partner has the right to withdraw from or reduce his or her capital contribution to the operating partnership, except as a result of the redemption, exchange or transfer of units under the terms of the partnership agreement.

Issuance of Limited Partnership Interests

        We are authorized, without the consent of the limited partners, to cause the operating partnership to issue limited partnership interests to us, to the limited partners and to other persons for the consideration and upon the terms and conditions that we deem appropriate. The operating partnership also may issue partnership interests in different series or classes. Units may be issued to us only if we issue shares of beneficial interest and contribute to the operating partnership the proceeds received by us from the issuance of the shares. Consideration for partnership interests may be cash or any property or other assets permitted by the Delaware Revised Uniform Limited Partnership Act. Except to the extent expressly granted by us on behalf of the partnership pursuant to another agreement, no limited partner has preemptive, preferential or similar rights with respect to capital contributions to the operating partnership or the issuance or sale of any partnership interests.

Meetings and Voting

        Meetings of the limited partners may be proposed and called only by us. Limited partners may vote either in person or by proxy at meetings. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting if consents in writing stating the action so taken are signed by limited partners owning not less than the minimum number of units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters in which limited partners are entitled to vote, each limited partner, including us to the extent we hold units, will have a vote equal to the number of common units he or she holds. At this time, there is no voting preference among the classes of common units. The preferred units have no voting rights, except as required by law or the terms of a particular series of preferred units. A transferee of units who has not been admitted as a substituted limited partner with respect to his or her transferred units will have no voting rights with respect to those units, even if the transferee holds other units as to which he or she has been admitted as a limited partner, and units owned by the transferee will be deemed to be voted on any matter in the same proportion as all other interests held by limited partners are voted. The partnership agreement does not provide for annual meetings of the limited partners, and we do not anticipate calling such meetings.

Amendment of the Partnership Agreement

        Amendments to the partnership agreement may be proposed only by us. We generally have the power, without the consent of any limited partners, to amend the partnership agreement as may be required to reflect any changes to the agreement that we deem necessary or appropriate in our sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by the special voting provisions described below. Limitations on our power to amend the partnership agreement are described below.

        The partnership agreement provides that it generally may not be amended with respect to any partner adversely affected by the amendment without the consent of that partner if the amendment would:

  •
  convert a limited partner's interest into a general partner's interest;

  •
  modify the limited liability of a limited partner;

  •
  amend Section 7.11.A, which prohibits us from taking any action in contravention of an express prohibition or limitation in the partnership agreement without the written consent of all partners adversely affected by the action or any lower percentage of the limited partnership interests that may be specifically provided for in the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act;

  •
  amend Article V, which governs distributions, Article VI, which governs allocations of income and loss for capital account purposes, or Section 13.2.A(3), which provides for distributions, after payment of partnership debts, among partners according to their capital accounts upon a winding up of the operating partnership;

  •
  amend Section 8.6, which provides redemption rights; or

  •
  amend the provision being described in this paragraph.

        In addition, except with the consent of a majority of the common limited partners, excluding us and entities controlled by us, we may not amend:

  •
  Section 4.2.A, which authorizes issuance of additional limited partnership interests;

  •
  Section 5.1.C, which requires that if we are not a REIT or a publicly traded entity we must for each taxable year make cash distributions equal to at least 95% of the operating partnership's taxable income;

  •
  Section 7.5, which prohibits us from conducting any business other than in connection with the ownership of interests in the operating partnership except with the consent of a majority of the common limited partners, excluding us and any entity controlled by us;

  •
  Section 7.6, which limits the operating partnership's ability to enter into transactions with affiliates;

  •
  Section 7.8, which establishes limits on our liabilities to the operating partnership and the limited partners;

  •
  Section 11.2, which limits our ability to transfer our interests in the operating partnership;

  •
  Section 13.1, which describes the manner and circumstances in which the operating partnership will be dissolved;

  •
  Section 14.1.C, which establishes the limitations on amendments being described in this paragraph; or

  •
  Section 14.2, which establishes the rules governing meetings of partners.

        In addition, any amendment that would affect those lockup agreements that are part of the partnership agreement requires the consent of 75% of the limited partners benefited by those lockup agreements, with some exceptions. See "—Borrowing by the Operating Partnership" above for information about the lockup agreements.

Books and Reports

        We are required to keep the operating partnership's books and records at the principal office of the operating partnership. The books of the operating partnership are required to be maintained for financial and tax reporting purposes on an accrual basis in accordance with generally accepted accounting principles, which we refer to as "GAAP." The limited partners have the right, with some limitations, to receive copies of the most recent annual and quarterly reports filed with the SEC by us, the operating partnership's federal, state and local income tax returns, a list of limited partners, the partnership agreement and the partnership certificate and all amendments to the partnership certificate. We may keep confidential from the limited partners any information that we believe to be in the nature of trade secrets or other information whose disclosure we in good faith believe is not in the best interests of the operating partnership or which the operating partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

        We will furnish to each limited partner, no later than the date on which we mail our annual report to our shareholders, an annual report containing financial statements of the operating partnership, or of us, if we prepare consolidated financial statements including the operating partnership, for each fiscal year, presented in accordance with GAAP. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by us. In addition, if and to the extent that we mail quarterly reports to our shareholders, we will furnish to each limited partner, no later than the date on which we mail the quarterly reports to our shareholders, a report containing unaudited financial statements of the operating partnership, or of us, if the reports are prepared on a consolidated basis, as of the last day of the quarter and any other information that may be required by applicable law or regulation or that we deem appropriate.

        The operating partnership is presently subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the SEC. Such reports and other information are also available from the Public Reference Rooms of the SEC at prescribed rates and from the SEC's Internet site (http://www.sec.gov).

        We will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for Federal and state income tax reporting purposes.

Power of Attorney

        Under the terms of the partnership agreement, each limited partner and each assignee appoints us, any liquidator, and the authorized officers and attorneys-in-fact of each, as the limited partner's or assignee's attorney-in-fact to do the following:

  •
  to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments including, among other things, the partnership agreement and the certificate of limited partnership and all amendments or restatements of the certificate of limited partnership that we or any liquidator deems appropriate or necessary to form, qualify or maintain the existence of the operating partnership as a limited partnership in the State of Delaware and in all other jurisdictions in which the operating partnership may conduct business or own property, (b) all instruments that we or any liquidator deems appropriate or necessary to reflect any amendment or restatement of the partnership agreement in accordance with its terms, (c) all conveyances and other instruments that we or any liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the operating partnership under the terms of the partnership agreement, (d) all instruments relating to the admission, withdrawal, removal or substitution of any partner, any transfer of units or the capital contribution of any partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of partnership interests; and

  •
  to execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of us or any liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the partners under the partnership agreement or is consistent with the terms of the partnership agreement or appropriate or necessary, in the sole discretion of us or any liquidator, to effectuate the terms or intent of the partnership agreement.

        The partnership agreement provides that this power of attorney is irrevocable, will survive the subsequent incapacity of any limited partner and the transfer of all or any portion of the limited partner's or assignee's units and will extend to the limited partner's or assignee's heirs, successors, assigns and personal representatives.

Dissolution, Winding Up and Termination

        The operating partnership will continue until December 31, 2095, as this date may be extended by us in our sole discretion, unless sooner dissolved and terminated. The operating partnership will be dissolved before the expiration of its term, and its affairs wound up upon the occurrence of the earliest of:

  •
  our withdrawal as general partner without the permitted transfer of our interest to a successor general partner, except in some limited circumstances;

  •
  the sale of all or substantially all of the operating partnership's assets and properties, subject to the lock-up agreements during the period when the lock-up agreements are in effect;

  •
  the entry of a decree of judicial dissolution of the operating partnership under the provisions of the Delaware Revised Uniform Limited Partnership Act;

  •
  the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable judgment ruling that the general partner is bankrupt or insolvent, except that, in either of these cases, in some circumstances the limited partners other than us may vote to continue the operating partnership and substitute a new general partner in our place; or

  •
  after December 31, 2046, on election by us, in our sole and absolute discretion.

        Upon dissolution, we, as general partner, or any liquidator will proceed to liquidate the assets of the operating partnership and apply the proceeds from the liquidation in the order of priority provided in the partnership agreement.

Comparison of Ownership of Units and Common Shares

        The information below highlights a number of the significant differences and similarities between the operating partnership and us relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the trustees and investor voting and other rights. These comparisons are intended to assist you in understanding how your investment will be changed if you redeem your units and we exercise our right to assume the operating partnership's obligation with respect to the redemption and to acquire the units in exchange for common shares. See "Redemption of Units" for a description of your right to have your units redeemed and our right to redeem the units for common shares instead of cash. The discussion below is only a summary of these matters, and you should carefully review the balance of this Prospectus Supplement and the accompanying Prospectus for additional important information.

Form of Organization and Purposes

The Operating Partnership

        The operating partnership is a limited partnership organized under the laws of the State of Delaware. The operating partnership owns interests in office building properties, shopping center properties, trade showroom properties, industrial/warehouse properties and various other properties and investments. See "Prospectus Supplement Summary" for further information about the operating partnership's assets. The operating partnership may also invest in other types of real estate and in any geographic areas that we deem appropriate. We conduct the business of the operating partnership in a manner intended to permit us to be classified as a REIT under the Internal Revenue Code.

Vornado

        We are a Maryland real estate investment trust organized under the Maryland REIT law. Although we currently intend to continue to qualify as a REIT under the Internal Revenue Code and to operate as a self-administered REIT, we are not under any contractual obligation to continue to qualify as a REIT and we may discontinue this qualification or mode of operation in the future. Although we have no intention of ceasing to qualify as a REIT, some other real estate companies that previously operated as REITs have chosen to cease to qualify as REITs. Except as otherwise permitted in the partnership agreement, we are obligated to conduct our activities through the operating partnership. We are the sole general partner of the operating partnership.

Nature of Investment

The Operating Partnership

        The units constitute equity interests entitling each limited partner in the operating partnership to his or her proportionate share of cash distributions made to the limited partners in the operating partnership, consistent with the class preferences provided for in the partnership agreement. See "Description of the Units and the Operating Partnership—Distributions with Respect to Units" for further information about distributions to limited partners. The units entitle their holders to participate in the growth and income of the operating partnership. The partnership agreement grants us discretion to determine the frequency and amount of distributions by the operating partnership. The operating partnership and therefore we generally expect to retain and reinvest proceeds of any sale of property and refinancings, except in some limited circumstances. Thus, limited partners in the operating partnership will not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, limited partners will be able to realize upon their investments primarily by redeeming units and, if we issue common shares in exchange for redeemed units, by subsequently selling our common shares.

Vornado

        The common shares constitute equity interests in Vornado Realty Trust. We are entitled to receive our proportionate share of distributions made by the operating partnership with respect to the class A units owned by us. Each holder of our common shares is entitled to his or her proportionate share of any dividends or distributions paid with respect to those common shares, and these distributions will generally match distributions made by the operating partnership in respect of class A units. The dividends payable to holders of common shares are not fixed in amount and are only paid if, when and as authorized by our Board of Trustees and declared by us out of assets legally available to pay dividends. If any preferred shares are at the time outstanding, dividends on the common shares and other distributions, including purchases by us of common shares, may be made only if full cumulative dividends have been declared and paid on the outstanding preferred shares or set aside for payment and there are no arrearages in any mandatory sinking fund on outstanding preferred shares. To qualify as a REIT, we must distribute to our shareholders at least 90% of our taxable income excluding capital gains, and corporate income tax will apply to any taxable income including capital gains not distributed.

Length of Investment

The Operating Partnership

        The operating partnership has a stated term expiring on December 31, 2095, which can be extended by us in our sole discretion. The operating partnership has no specific plans for disposition of its assets. To the extent that the operating partnership sells or refinances its assets, the net proceeds from the sale or refinancing generally will be retained by the operating partnership for working capital and new investments rather than being distributed to its partners, including us, except that we currently expect that we generally will distribute the capital gains portion of proceeds we receive from the sale of properties. The operating partnership constitutes a vehicle for taking advantage of future investment opportunities that may be available in the real estate market. The operating partnership generally will reinvest the proceeds of asset dispositions, if any, in new properties or other appropriate investments consistent with its investment objectives. After the expiration of the applicable holding period with respect to their units, limited partners in the operating partnership are entitled to exercise the right to have their units redeemed either for our common shares or for cash, at our option.

Vornado

        We have a perpetual term and intend to continue our operations for an indefinite time period. Under the declaration of trust, our dissolution must be approved at any meeting of shareholders called for that purpose by the affirmative vote of the holders of not less than a majority of the "shares," as defined in the declaration of trust, outstanding. We have an indirect interest in the properties and property service businesses owned by the operating partnership. Our shareholders are expected to realize liquidity of their investments by the trading of our common shares on the NYSE.

Liquidity

The Operating Partnership

        Although class A units are registered under the Securities Exchange Act of 1934, they are not registered under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is available. Units also may not be sold or otherwise transferred unless the other transfer restrictions discussed below have been satisfied. We and the operating partnership do not intend to register the units under the Securities Act or any state securities laws.

        Limited partners in the operating partnership may not transfer any of their rights as limited partners without our consent, and we may withhold our consent in our sole discretion if we determine that the transfer would cause any or all of the limited partners other than the limited partner seeking to transfer his or her rights to incur tax liability as a result of the transfer. Limited partners in the operating partnership may, after the expiration of the applicable holding period with respect to their units, transfer beneficial interests in units without our consent as general partner of the operating partnership, if they comply with restrictions designed to avoid violations of any federal or state securities laws. A transferee of units has no right to become a substituted limited partner without our consent, which we may withhold in our sole and absolute discretion. Limited partners have the right to elect to have their units redeemed by the operating partnership. Upon redemption of units, a limited partner will receive cash or, at our election, common shares in exchange for the redeemed units.

Vornado

        Any common shares issued in exchange for redeemed units that were distributed on December 14, 2009 will be registered under the Securities Act and be freely transferable, as long as the shareholder complies with the ownership limits in the declaration of trust and is not an affiliate of ours. Our common shares are currently listed on the NYSE under the ticker symbol of "VNO" and have been so listed by us and our predecessor for over 35 years. The future liquidity of this secondary market and the price of our common shares will depend, among other things, upon the number of common shares outstanding, our financial results and prospects, the general interest in us and other's real estate investments, and our dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

The Operating Partnership

        We are authorized, as general partner of the operating partnership, in our sole discretion and without limited partner approval, to cause the operating partnership to issue additional limited partnership interests and other equity securities for any partnership purpose, at any time, to us, the limited partners or other persons on terms established by us.

        The interests with respect to cash available for distribution of the limited partners in the operating partnership may be diluted if we, in our sole discretion, cause the operating partnership to issue additional units or other equity securities.

Vornado

        Our Board of Trustees may, in its discretion, authorize the issuance of additional common shares and other equity securities of Vornado, including one or more classes or series of common or preferred shares of beneficial interest, with the voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights that the Board of Trustees may specify at the time. The issuance of additional common shares or other equity securities may result in the dilution of the interests of the shareholders. As permitted by the Maryland REIT law, the declaration of trust contains a provision permitting the Board of Trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue. Under the declaration of trust, holders of common shares do not have any preemptive rights to subscribe to any of our securities.

Management Control

The Operating Partnership

        All management powers over the business and affairs of the operating partnership are vested in us as the general partner of the operating partnership, and no limited partner of the operating partnership has any right to participate in or exercise control or management power over the business and affairs of the operating partnership, except as described under "Description of the Units and the Operating Partnership—Borrowing by the Operating Partnership" and "—Sales of Assets." We may not be removed as general partner by the limited partners with or without cause.

Vornado

        Our Board of Trustees has exclusive control over the direction of the management of our business and affairs, limited only by express restrictions on the Board's control in the declaration of trust and bylaws, the partnership agreement and applicable law. The Board of Trustees is classified into three classes of trustees. At each annual meeting of our shareholders, the successors of the class of trustees whose terms expire at that meeting are elected. The policies adopted by the Board of Trustees may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of trustees, shareholders have no control over our ordinary business policies.

        Because a portion of our Board of Trustees is elected each year by our shareholders at our annual meeting, the shareholders have greater control over our management than the limited partners have over the operating partnership.

Duties of General Partner and Trustees

The Operating Partnership

        Under Delaware law, we, as the general partner of the operating partnership, are accountable to the operating partnership as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to partnership affairs. However, under the partnership agreement, we are expressly under no obligation to consider the separate interests of the limited partners in deciding whether to cause the operating partnership to take or decline to take any actions, and we are not liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners as a result of our decisions, provided that we have acted in good faith.

Vornado

        Under Maryland law, there is no statute specifying the duties of trustees of a Maryland real estate investment trust like us. However, our Maryland counsel believes that it is likely that a Maryland court would refer to the Maryland General Corporation Law, which requires directors of a Maryland corporation to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. The Maryland REIT Law presumes that a trustee's standard of conduct has been satisfied.

Management Liability and Indemnification

The Operating Partnership

        As a matter of Delaware law, the general partner has liability for the payment of the obligations and debts of the operating partnership unless limitations upon this liability are stated in the document or instrument evidencing the obligation. Under the partnership agreement, the operating partnership has agreed to indemnify us and any of our trustees or officers from and against all losses, claims, damages, liabilities, joint or several, expenses including legal fees, fines, settlements and other amounts incurred in connection with any actions relating to the operations of the operating partnership as described in the partnership agreement in which we or any of our trustees or officers is involved, unless the act was in bad faith or the result of active and deliberate dishonesty and was material to the action; the party seeking indemnification received an improper personal benefit; or in the case of any criminal proceeding, the party seeking indemnification had reasonable cause to believe the act was unlawful.

        The reasonable expenses incurred by an indemnified party may be advanced by the operating partnership before the final disposition of the proceeding upon receipt by the operating partnership of an affirmation by the indemnified person of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking by the indemnified person to repay the amount if it is determined that this standard was not met.

Vornado

        The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees, officers, employees and agents to the trust and its shareholders for money damages except for liability resulting from actual receipt of any improper benefit or profit in money, property or services; or active and deliberate dishonesty material to the cause of action established by a final judgment.

        Our declaration of trust contains a provision of this kind that eliminates the liability of our trustees and officers to us and our shareholders to the maximum extent permitted by the Maryland REIT law. Our declaration of trust authorizes us, to the extent permitted in the bylaws, to indemnify, and to pay or reimburse reasonable expenses to, as they are incurred by, each trustee or officer, including any person who, while a trustee, is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, from all claims and liabilities to which the indemnified person may become subject by reason of being or having been a trustee, officer, employee or agent.

        Our bylaws require us to indemnify to the maximum extent permitted by the Maryland REIT law any present or former trustee or officer, including, without limitation, any individual who, while a trustee or officer and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of that corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of that status, against reasonable expenses incurred by him in connection with the proceeding; and any present or former trustee or officer against any claim or liability to which that person may become subject by reason of that status unless it is established that (a) the person's act or omission was material to the cause of action giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he or she actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful.

        In addition, our bylaws require us to pay or reimburse, in accordance with the Maryland REIT law, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of that status, provided that we have received a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by us as authorized by the bylaws, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the applicable standard of conduct was not met. Our bylaws also permit us to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of ours in that capacity and to any employee or agent of ours or a predecessor of ours; provide that any indemnification or payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations; and permit us to provide any other and further indemnification or payment or reimbursement of expenses that may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

        The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors, officers, employees and agents of Maryland corporations. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; the director or officer actually received an improper personal benefit in money, property or services; or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Thus, our management and the management of the operating partnership have substantially the same rights to indemnification.

Liability of Investors

The Operating Partnership

        Under the partnership agreement and applicable state law, the liability of the limited partners for the operating partnership's debts and obligations generally is limited to the amount of their investments in the operating partnership, together with their interest in the operating partnership's undistributed income, if any.

Vornado

        Under the Maryland REIT law, shareholders are not personally liable for our obligations. The common shares, upon issuance, will be fully paid and nonassessable.

        Thus, the limited partners in the operating partnership and our shareholders have substantially the same limited personal liability.

Voting Rights

The Operating Partnership

        Under the partnership agreement, the limited partners have limited voting rights. The limited partners have the right to vote on any proposed action of the general partner that would contravene any express prohibition or limitation in the partnership agreement, and any action of this kind requires unanimous approval by the limited partners. The limited partners do not have the right to vote on any proposed sale, exchange, transfer or disposal of all or substantially all of the assets of the operating partnership, except as required under the lock-up provisions. See "Description of the Units and the Operating Partnership—Sales of Assets" for information about the lock-up provisions. In addition, the limited partners do not have the right to propose amendments to the partnership agreement, and their rights to vote on amendments are restricted as described under the caption "Description of the Units and the Operating Partnership—Amendment of the Partnership Agreement." Any amendment that requires the approval of the limited partners may be approved by a majority of the limited partners, except that any amendment that would change the limited liability of a limited partner, change the voting requirements for specified actions or amendments under the partnership agreement or change specified provisions in the partnership agreement with respect to distributions and allocations or the right to redeem units must be approved by each limited partner adversely affected by the amendment. In addition, some series of preferred units have special voting rights that require their consent for actions that would adversely affect their preferences.

Vornado

        Our business and affairs are managed under the direction of the Board of Trustees, which currently consists of eleven members in classes having three-year staggered terms of office. One class is elected by the shareholders at each annual meeting of shareholders. The holders of our common shares are entitled to vote in the election or removal of trustees, most amendments to our Declaration of Trust and certain extraordinary actions. See "Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws" in the accompanying prospectus for a description of these voting rights. For a description of the voting rights of the holders of our outstanding preferred stock, see "Description of Shares of Beneficial Interest of Vornado Realty Trust" in the accompanying prospectus. The declaration of trust permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent to the action is signed by holders of outstanding shares of beneficial interest having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. We had 52,324 series A preferred shares, 1,600,000 series D-10 preferred shares, 3,000,000 series E preferred shares, 6,000,000 series F preferred shares, 8,000,000 series G preferred shares, 4,500,000 series H preferred shares, 10,800,000 series I preferred shares and 179,523,984 common shares issued and outstanding as of September 30, 2009. The holders of preferred shares generally have no right to vote, except that if and whenever six quarterly dividends, whether or not consecutive, payable on any series of preferred shares are in arrears, which, with respect to any quarterly dividend, means that the dividend has not been paid in full, whether or not the dividend was earned or declared, the holders of that series will have the right, voting as a class, to elect two additional trustees; and so long as any preferred shares are outstanding, the affirmative vote of at least two-thirds of the outstanding preferred shares and all other series of voting preferred shares, voting as a single class regardless of series, will be necessary to (a) amend, alter or repeal the declaration of trust so as to materially and adversely affect the voting powers, rights or preferences of the holders of the preferred shares or (b) authorize, create or increase the authorized amount of any shares ranking prior to the preferred shares in the distribution of assets or any liquidation or in the payment of dividends. Each common share has one vote.

        Our Board of Trustees has the power, however, to create additional classes of parity and junior shares, increase the authorized number of parity and junior shares, and issue additional series of parity and junior shares without the consent of any holder of preferred shares.

Amendment of the Partnership Agreement or the Declaration of Trust

The Operating Partnership

        We generally have the power, without the consent of any limited partners, to amend the partnership agreement as may be required to reflect any changes that we deem necessary or appropriate in our sole discretion, provided that the amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by specified special voting provisions. See "Description of the Units and the Operating Partnership—Amendment of the Partnership Agreement" for further information about our power to amend the partnership agreement and the limits on that power.

Vornado

        Under the Maryland REIT law and the declaration of trust, the trustees, by a two-thirds vote, may at any time amend the declaration of trust, without the approval of shareholders, to enable us to qualify as a REIT under the Internal Revenue Code or as a real estate investment trust under the Maryland REIT law. As permitted by the Maryland REIT law, the declaration of trust authorizes our Board of Trustees, without any action by the shareholders, to amend the declaration of trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that we are authorized to issue. Except for certain specified amendments that require the vote of the holders of two-thirds of the outstanding shares, other amendments to the declaration of trust require the vote of holders of a majority of the outstanding shares entitled to vote on the matter.

Review of Investor Lists

The Operating Partnership

        Under the partnership agreement, a limited partner in the operating partnership, upon written demand with a statement of the purpose of the demand and at the limited partner's expense, is entitled to obtain a current list of the name and last known business, residence or mailing address of each limited partner of the operating partnership.

Vornado

        Under the Maryland General Corporation Law, as applicable to REITs, one or more shareholders holding of record for at least six months at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may, upon written request, inspect and copy during usual business hours the share ledger of the real estate investment trust or, if the real estate investment trust does not maintain an original or duplicate share ledger at its principal office, obtain a verified list of shareholders, stating their names and addresses and the number of shares of each class held by each shareholder.

        Thus, the limited partners in the operating partnership and our shareholders have similar rights to inspect and, at their own expense, make copies of investor lists, with some limitations.

Review of Books and Records

The Operating Partnership

        Under the partnership agreement, a limited partner in the operating partnership, upon written demand with a statement of the purpose of the demand and at the limited partner's expense, is entitled to obtain a copy of the operating partnership's federal, state and local income tax returns, to obtain a copy of the most recent annual and quarterly reports filed by us with the SEC and to obtain some other records and information as provided in the partnership agreement. Limited partners in the operating partnership do not have any right to inspect the books of the operating partnership.

Vornado

        Under the Maryland General Corporation Law, as applicable to REITs, any shareholder or his agent may inspect and copy during normal business hours within seven days after a written request has been presented to one of our officers or resident agents the following real estate investment trust documents: bylaws; minutes of the proceedings of shareholders; annual statements of affairs; and voting trust agreements on file at the real estate investment trust's principal office.

        In addition, one or more shareholders holding of record at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may, upon written request, inspect and copy during usual business hours the books of account of the real estate investment trust and a verified statement, in reasonable detail, of its assets and liabilities as of a reasonably current date.

Issuance of Additional Equity

The Operating Partnership

        The operating partnership is generally authorized to issue units and other partnership interests, including partnership interests of different series or classes, as determined by us as the general partner in our sole discretion. The operating partnership may issue units and other partnership interests to us, as long as these interests are issued in connection with a comparable issuance of our securities and proceeds raised in connection with the issuance of our securities are contributed to the operating partnership. The terms of some series of preferred units limit our ability to issue other series of units ranking prior to them.

Vornado

        Our Board of Trustees may authorize the issuance, in its discretion, of additional common shares and other equity securities of Vornado, including one or more classes of common or preferred shares, with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that the Board of Trustees may establish.

        We and the operating partnership both have substantial flexibility to raise equity through the sale of additional units, shares of beneficial interest or other securities to finance the business and affairs of the operating partnership.

Borrowing Policies

The Operating Partnership

        The operating partnership has no restrictions on borrowings, and we as general partner have full power and authority to borrow money on behalf of the operating partnership. However, under the terms of the lock-up provisions, the operating partnership is limited in its ability to refinance the indebtedness secured by some of its properties, unless affected limited partners are compensated for adverse tax consequences in accordance with the lockup agreements. See "Description of the Units and the Operating Partnership—Borrowing by the Operating Partnership" for further information about the lockup agreements.

Vornado

        We are not restricted under our declaration of trust from borrowing. However, under the partnership agreement, we, as general partner, may not issue debt securities or otherwise incur any debts unless we contribute the proceeds from the incurrence of debts to the operating partnership. Therefore, all indebtedness incurred by us will be for the benefit of the operating partnership.

Permitted Investments

The Operating Partnership

        The operating partnership's purpose is to conduct any business that may be lawfully conducted by a Delaware limited partnership, provided that this business is to be conducted in a manner that permits us to be qualified as a REIT unless we cease to qualify as a REIT for any reason. The operating partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the operating partnership, including making investments, provided that the operating partnership may not take, or refrain from taking, any action which, in our judgment as general partner: could adversely affect the ability of the general partner to continue to qualify as a REIT; could subject the general partner to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code; or could violate any law or regulation of any governmental body.

        The operating partnership may take any action or inaction described in the preceding sentence only with our specific consent.

Vornado

        Under our declaration of trust, we may engage in any lawful activity permitted by the Maryland REIT law. Under the partnership agreement, we, as general partner, agree that we will not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests in the operating partnership except with the consent of a majority of the common units other than common units held by us.

        We are also permitted to acquire, directly or indirectly, up to 1% interest in any partnership or limited liability company at least 99% of whose equity is owned by the operating partnership.

        We and the operating partnership may invest in any types of real estate and geographic areas that we deem appropriate. Subject to restrictions relating to the protection of our REIT status, the operating partnership may perform all acts necessary for the furtherance of the operating partnership's business, including diversifying its portfolio to protect the value of its assets or as a prudent hedge against the risk of having too many of its investments limited to a single asset group or in a particular region of the country. We, as general partner of the operating partnership, generally may not conduct any business other than through the operating partnership without the consent of a majority of the common limited partnership interests, not including the limited partnership interests held by us in our capacity as a limited partner in the operating partnership.

Other Investment Restrictions

The Operating Partnership

        Other than restrictions precluding investments by the operating partnership that would adversely affect our qualification as a REIT and restrictions on transactions with affiliates, the partnership agreement does not generally restrict the operating partnership's authority to make investments, lend operating partnership funds or reinvest the operating partnership's cash flow and net sale or refinancing proceeds.

Vornado

        Our declaration of trust authorizes us to enter into any contract or transaction of any kind, including the purchase or sale of property, with any person, including any of our trustees, officers, employees or agents, whether or not any of them has a financial interest in the transaction.

 Plan of Distribution

        This prospectus relates to the possible issuance by us of up to 56,019 shares, if, and to the extent that, we elect to issue common shares to holders of up to 56,019 units, upon the tender of the units for redemption.

        We will not receive any cash proceeds from the issuance of the common shares to holders of units upon receiving a notice of redemption. We will acquire one unit from a redeeming partner, in exchange for each common share that we issue. Consequently, with each redemption, our interest in the operating partnership will increase.

        Application will be made to list the common shares on the New York Stock Exchange.

        All costs, expenses and fees in connection with the registration of the common shares will be borne by us.

 Validity of Common Shares

        The validity of the common shares offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland.

VORNADO REALTY TRUST
Debt Securities
Common Shares
Preferred Shares
Depositary Shares

VORNADO REALTY L.P.
Debt Securities
Guarantees

        Vornado Realty Trust from time to time may offer to sell debt securities, common shares and preferred shares. The debt securities of Vornado Realty Trust may be convertible into common or preferred shares of Vornado Realty Trust and the payment of principal, premium, if any, and interest on the debt securities may be fully and unconditionally guaranteed by Vornado Realty L.P. The preferred shares may either be sold separately or represented by depositary shares. Vornado Realty L.P. from time to time may offer to sell debt securities. The debt securities of Vornado Realty L.P. may be exchangeable for common or preferred shares of Vornado Realty Trust, and the preferred shares of Vornado Realty Trust may be convertible into common shares or into preferred shares of another series.

        Vornado Realty Trust and Vornado Realty L.P. may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        Vornado Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "VNO", its Series A Preferred Shares are listed on the NYSE under the symbol "VNO Pr A", its Series E Preferred Shares are listed on the NYSE under the symbol "VNO Pr E", its Series F Preferred Shares are listed on the NYSE under the symbol "VNO Pr F", its Series G Preferred Shares are listed on the NYSE under the symbol "VNO Pr G", its Series H Preferred Shares are listed on the NYSE under the symbol "VNO Pr H" and its Series I Preferred Shares are listed on the NYSE under the symbol "VNO Pr I". Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 30, 2009.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

Available Information

        Vornado Realty Trust and Vornado Realty L.P. are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Vornado Realty Trust's common shares and Series A, Series E, Series F, Series G, Series H and Series I Preferred Shares are listed.

        We have filed registration statements on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statements and does not contain all of the information in the registration statements. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statements for a copy of the contract or other document. You may review a copy of the registration statements at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        Vornado Realty Trust and Vornado Realty L.P. incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been Furnished and not filed in accordance with SEC rules):

          (1)   Annual report of Vornado Realty Trust on Form 10-K for the fiscal year ended December 31, 2008 (File No. 001-11954), filed with the SEC on February 24, 2009;

          (2)   Annual report of Vornado Realty Trust on Form 10-K/A for the fiscal year ended December 31, 2008 (File No. 001-11954), filed with the SEC on March 2, 2009;

          (3)   Annual report of Vornado Realty L.P. on Form 10-K for the fiscal year ended December 31, 2008 (File No. 000-22685), filed with the SEC on March 10, 2009;

          (4)   Quarterly reports of Vornado Realty Trust on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (File No. 001-11954), filed with the SEC on May 5, 2009 and August 4, 2009, respectively;

          (5)   Quarterly reports of Vornado Realty Trust on Form 10-Q/A for the quarter ended June 30, 2009 (File No. 001-11954), filed with the SEC on August 21, 2009;

          (6)   Quarterly reports of Vornado Realty L.P. on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (File No. 000-22685), filed with the SEC on May 8, 2009 and August 6, 2009, respectively;

          (7)   Current reports on Form 8-K of Vornado Realty Trust, dated January 14, 2009, February 20, 2009, March 11, 2009, April 20, 2009, April 22, 2009, April 30, 2009, April 30, 2009, May 14, 2009, June 11, 1009, September 14, 2009, and October 13, 2009 (File No. 001-11954) filed with the SEC on January 16, 2009, February 23, 2009, March 13, 2009, April 20, 2009, April 29,

  2009, April 30, 2009, May 8, 2009, May 15, 2009, June 11, 2009, September 16, 2009 and October 13, 2009, respectively;

          (8)   Current reports on Form 8-K of Vornado Realty L.P., dated January 14, 2009, February 20, 2009, April 20, 2009, April 27, 2009, April 30, 2009, April 30, 2009, May 14, 2009, and October 16, 2009 (File No. 000-22685), filed with the SEC on January 16, 2009, February 23, 2009, April 20, 2009, April 28, 2009, April 30, 2009, May 8, 2009, May 15, 2009, and October 16, 2009 respectively;

          (9)   The description of Vornado Realty Trust's common shares contained in Vornado Realty Trust's registration statement on Form 8-B (File No. 001-11954), filed with the SEC on May 10, 1993;

          (10) The description of Vornado Realty Trust's Series A Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 3, 1997;

          (11) The description of Vornado Realty Trust's Series E Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 20, 2004;

          (12) The description of Vornado Realty Trust's Series F Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on November 17, 2004;

          (13) The description of Vornado Realty Trust's Series G Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on December 21, 2004;

          (14) The description of Vornado Realty Trust's Series H Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on June 16, 2005;

          (15) The description of Vornado Realty Trust's Series I Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on August 30, 2005; and

          (16) All documents filed by Vornado Realty Trust and Vornado Realty L.P. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering or after the date of the initial registration statement and before effectiveness of the registration statement, except that the information referred to in Item 402(a)(8) of Regulation S-K of the SEC is not incorporated by reference into this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our corporate secretary, 888 Seventh Avenue, New York, New York 10019, telephone (212) 894-7000. Alternatively, copies of these documents may be available on our website (www.vno.com). Any other documents available on our website are not incorporated by reference into this prospectus.

Cautionary Statement Concerning Forward-Looking Statements

        This prospectus, including the documents incorporated by reference in it, contains forward-looking statements with respect to our financial condition, results of operations and business. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as "incorporation by reference." You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions in this prospectus or the documents incorporated by reference. Unless the context otherwise requires or as otherwise specified, references in this prospectus to "Vornado," "we," "us" or "our" refer to Vornado Realty Trust and its subsidiaries, including Vornado Realty L.P., except where we make clear that we mean only the parent company, Vornado Realty Trust. In addition, we sometimes refer to Vornado Realty L.P. as the "Operating Partnership."

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, those listed under the caption "Risk Factors" in the Annual Reports on Form 10-K and, to the extent applicable, the Quarterly Reports on Form 10-Q of each of Vornado Realty Trust and the Operating Partnership, and any applicable prospectus supplement, as well as the following possibilities:

  •
  national, regional and local economic conditions;

  •
  competition from other available space;

  •
  local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

  •
  how well we manage our properties;

  •
  changes in market rental rates;

  •
  the timing and costs associated with property improvements and rentals;

  •
  whether we are able to pass some or all of any increased operating costs through to tenants;

  •
  changes in real estate taxes and other expenses;

  •
  whether tenants and users such as customers and shoppers consider a property attractive;

  •
  the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

  •
  availability of financing on acceptable terms or at all;

  •
  fluctuations in interest rates;

  •
  our ability to secure adequate insurance;

  •
  changes in taxation or zoning laws;

  •
  government regulation;

  •
  consequences of any armed conflict involving, or terrorist attack against, the United States;

  •
  potential liability under environmental or other laws or regulations; and

  •
  general competitive factors.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference.

        All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For more information on the uncertainty of forward-looking statements, see "Risk Factors" in the Annual Reports on Form 10-K and, to the extent applicable, the Quarterly Reports on Form 10-Q, of each of Vornado Realty Trust and the Operating Partnership and any applicable prospectus supplement.

 Vornado Realty Trust and Vornado Realty L.P.

        Vornado Realty Trust is a fully integrated real estate investment trust organized under the laws of Maryland. Vornado conducts its business through, and substantially all of its interests in properties are held by, Vornado Realty L.P. Vornado Realty Trust is the sole general partner of, and owned approximately 91.9% of the common limited partnership interest in, Vornado Realty L.P. as of June 30, 2009.

        Vornado Realty Trust, through Vornado Realty L.P., currently owns directly or indirectly:

  •
  Office Properties:

  •
  all or portions of 28 office properties aggregating approximately 16.2 million square feet in the New York City metropolitan area (primarily Manhattan);

  •
  all or portions of 82 office properties aggregating 18.1 million square feet in the Washington, D.C. and Northern Virginia areas; and

  •
  a 70% controlling interest in 555 California Street, a three-building complex aggregating 1.8 million square feet in San Francisco's financial district;

  •
  Retail Properties:

  •
  173 retail properties in 21 states, Washington, D.C. and Puerto Rico aggregating approximately 22.4 million square feet, including the 3.7 million square feet built by tenants on land leased from us;

  •
  Merchandise Mart Properties:

  •
  eight properties in five states aggregating approximately 8.9 million square feet of showroom and office space, including the 3.5 million square foot Merchandise Mart in Chicago;

  •
  Toys "R" Us, Inc.:

  •
  a 32.7% interest in Toys "R" Us, Inc., which owns and/or operates 1,552 stores worldwide, including 849 stores in the United States and 703 stores internationally;

  •
  Other Real Estate Investments:

  •
  32.4% of the common stock of Alexander's, Inc. (NYSE: ALX), which has seven properties in the greater New York metropolitan area;

  •
  the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1.0 million square feet with 1,700 rooms and a commercial portion containing 400,000 square feet of retail and office space;

  •
  mezzanine loans to entities that have significant real estate assets; and

  •
  interests in other real estate, including interests in office, industrial and retail properties net leased to major corporations; six dry warehouse/industrial properties in New Jersey containing approximately 1.2 million square feet; and other investments and marketable securities.

        Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

 Consolidated Ratios of Earnings to Combined
Fixed Charges and Preference Dividend Requirements

        Vornado Realty Trust's consolidated ratios of earnings to combined fixed charges and preference dividends for each of the fiscal years ended December 31, 2004, 2005, 2006, 2007 and 2008 and the six months ended June 30, 2009 are as follows:

	Year Ended December 31,						Six Months Ended June 30, 2009
	2004	2005	2006	2007	2008
Ratio of earnings to combined fixed charges and preference dividends (unaudited)	2.49	2.21	2.04	1.51	1.12	(1)	1.01	(1)

(1)
Excluding non-cash impairment charges recognized in the year ended December 31, 2008 and the six months ended June 30, 2009, the ratio of earnings to combined fixed charges and preference dividends was 1.31 and 1.34, respectively.

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

Consolidated Ratios of Earnings to Combined
Fixed Charges and Preference Distribution Requirements

        Vornado Realty L.P.'s consolidated ratios of earnings to combined fixed charges and preference distributions for each of the fiscal years ended December 31, 2004, 2005, 2006, 2007 and 2008 and the six months ended June 30, 2009 are as follows:

	Year Ended December 31,						Six Months Ended June 30, 2009
	2004	2005	2006	2007	2008
Ratio of earnings to combined fixed charges and preference distributions (unaudited)	2.49	2.21	2.04	1.51	1.12	(1)	1.01	(1)

(1)
Excluding non-cash impairment charges recognized in the year ended December 31, 2008 and the six months ended June 30, 2009, the ratio of earnings to combined fixed charges and preference distributions was 1.31 and 1.34, respectively.

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

 Use of Proceeds

        Vornado Realty Trust is required by the terms of the partnership agreement of Vornado Realty L.P. to contribute the net proceeds of any sale of common shares, preferred shares or depositary shares to Vornado Realty L.P. in exchange for additional units or preferred units, as the case may be. If Vornado Realty Trust issues any debt securities, it may lend those proceeds to Vornado Realty L.P. As will be more fully described in the applicable prospectus supplement, Vornado Realty Trust and Vornado Realty L.P. intend to use the net proceeds from the sale of securities for general trust or partnership purposes or other uses. These other uses may include, among others, the funding of an acquisition or the repayment of indebtedness.

Description of Debt Securities of Vornado Realty L.P.

        Please note that in this section entitled "Description of Debt Securities of Vornado Realty L.P.," references to "the issuer," "we," "our" and "us" refer either to Vornado Realty Trust or to Vornado Realty L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

Debt Securities May Be Senior or Subordinated

        Vornado Realty Trust and Vornado Realty L.P. may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Vornado Realty Trust, Vornado Realty L.P. or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Vornado Realty Trust or Vornado Realty L.P., as the case may be.

        Neither any limited or general partner of Vornado Realty L.P., including Vornado Realty Trust, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Vornado Realty L.P. or of any successor of any limited or general partner of Vornado Realty L.P. has any obligation for payment of debt securities or for any of Vornado Realty Trust's or Vornado Realty L.P.'s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities. This waiver and release will not apply to the liability of Vornado Realty L.P. solely in its capacity of guarantor of any series of debt securities of Vornado Realty Trust and solely to the extent of any such guarantee.

        The senior debt securities of Vornado Realty Trust and the senior debt securities of Vornado Realty L.P. will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of Vornado Realty Trust's or Vornado Realty L.P.'s, as the case may be, other senior unsecured and unsubordinated debt.

        The subordinated debt securities of Vornado Realty Trust and the subordinated debt securities of Vornado Realty L.P. will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Vornado Realty Trust's or Vornado Realty L.P.'s "senior indebtedness," as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of Vornado Realty Trust's or Vornado Realty L.P.'s, as the case may be, most recent fiscal quarter. As of June 30, 2009, $2,176,978,000 aggregate principal amount of Vornado Realty Trust's total indebtedness constituted senior indebtedness, all of which is guaranteed by Vornado Realty L.P. As of June 30, 2009, $3,688,815,000 aggregate principal amount of Vornado Realty L.P.'s total indebtedness constituted senior indebtedness. None of the indentures limit Vornado Realty Trust's or Vornado Realty L.P.'s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

        Vornado Realty Trust senior indebtedness will be structurally subordinate to the indebtedness of Vornado Realty L.P. (unless Vornado Realty L.P. guarantees such indebtedness and solely to the extent of any such guarantee), and will be structurally subordinate to the indebtedness of the subsidiaries of Vornado Realty L.P. Vornado Realty L.P.'s senior indebtedness is, and any additional senior indebtedness of Vornado Realty L.P. will be, structurally subordinate to the indebtedness of Vornado

Realty L.P.'s subsidiaries and will be structurally senior to any indebtedness of Vornado Realty Trust, unless Vornado Realty L.P. guarantees such indebtedness of Vornado Realty Trust. See "—Vornado Realty Trust's and Vornado Realty L.P.'s Debt Securities Are Structurally Subordinated to Indebtedness of Vornado Realty L.P. and Vornado Realty L.P.'s Subsidiaries" below.

        When we refer to "senior debt securities" in this prospectus, we mean both the senior debt securities of Vornado Realty Trust and the senior debt securities of Vornado Realty L.P., unless the context requires otherwise. When we refer to "subordinated debt securities" in this prospectus, we mean both the subordinated debt securities of Vornado Realty Trust and the subordinated debt securities of Vornado Realty L.P., unless the context requires otherwise. When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Vornado Realty L.P.

        The senior debt securities and the subordinated debt securities of Vornado Realty L.P. are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Vornado Realty L.P. and The Bank of New York Mellon, which will initially act as trustee. These indentures governing the debt securities of Vornado Realty L.P. are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        See "—Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee" below for more information about the trustee.

        When we refer to the indenture or the trustee with respect to any debt securities of Vornado Realty L.P., we mean the indenture under which those debt securities are issued and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Vornado Realty Trust

        The senior debt securities and the subordinated debt securities of Vornado Realty Trust are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Vornado Realty Trust as the issuer of the debt securities, Vornado Realty L.P. as the guarantor of the debt securities, if applicable, and The Bank of New York Mellon, which will initially act as trustee. These indentures governing the debt securities of Vornado Realty Trust are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        Vornado Realty L.P. may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Vornado Realty Trust. See "Description of Vornado Realty L.P. Guarantee" below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        See "—Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee" below for more information about the trustee.

        When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Vornado Realty Trust, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities and the trustee under that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities under a debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

        As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in the accompanying prospectus supplement and, if applicable, that description may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

        None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit either Vornado Realty Trust's or Vornado Realty L.P.'s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Vornado Realty Trust nor Vornado Realty L.P. are subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

        The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

        When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Vornado Realty Trust's and Vornado Realty L.P.'s Debt Securities Are Structurally Subordinated to Indebtedness of Vornado Realty L.P. and Vornado Realty L.P.'s Subsidiaries

        Vornado Realty Trust's indebtedness is structurally subordinate to debt of Vornado Realty L.P., except to the extent of any guarantee of such indebtedness by Vornado Realty L.P. In addition, because Vornado Realty Trust's assets consist principally of interests in Vornado Realty L.P. and because Vornado Realty L.P.'s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

This Section Is Only a Summary

        The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statements. See "Available Information" above for information on how to obtain copies of them.

        This section and your prospectus supplement summarize all of the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

        The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Currency of Debt Securities

        Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a "specified currency." The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in "—Payment Mechanics for Debt Securities."

Form of Debt Securities

        We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all of the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

        In addition, we will issue each debt security in fully registered form, without coupons.

Types of Debt Securities

        We may issue any of the following types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

        A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See "—Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

        Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

Floating Rate Debt Securities

        A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

        Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

        Calculation of Interest.    Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

        A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

  •
  securities of one or more issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

  •
  one or more indices or baskets of the items described above.

        If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security. The calculation agent may exercise significant discretion in determining such amounts.

Original Issue Discount Debt Securities

        A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

        A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

  •
  whether the issuer of the debt securities is Vornado Realty Trust or Vornado Realty L.P.;

  •
  the title of the debt securities;

  •
  whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

  •
  any limit on the aggregate principal amount of the debt securities of the same series;

  •
  the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

  •
  the stated maturity;

  •
  the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

  •
  the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

  •
  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

  •
  the regular record date for any interest payable on any interest payment date;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

  •
  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

  •
  any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

  •
  if the debt securities may be converted, in the case of debt securities of Vornado Realty Trust, or exchanged, in the case of debt securities of Vornado Realty L.P., for common or preferred shares of Vornado Realty Trust or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of Vornado Realty Trust common or preferred shares or such other securities;

  •
  if the debt securities are original issue discount debt securities, the yield to maturity;

  •
  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

  •
  if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

  •
  if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

  •
  the applicability of any provisions described under "—Defeasance and Covenant Defeasance";

  •
  the depositary for the debt securities, if other than DTC, and any circumstances under which the holder may request securities in non-global form;

  •
  the applicability of any provisions described under "—Default, Remedies and Waiver of Default";

  •
  any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under "—Covenants";

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

  •
  the U.S. federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original issue discount debt securities;

  •
  if the debt securities are issued by Vornado Realty Trust, whether Vornado Realty L.P. will guarantee the due and punctual payment of principal of, premium, if any, and interest on the debt securities and the extent of any such guarantee; and

  •
  any other terms of the debt securities or any applicable guarantee, which could be different from those described in this prospectus.

Redemption and Repayment

        Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

        If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If we redeem less than all of the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

        If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

        If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

        If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "—Notices."

        If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

        Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        Each of Vornado Realty L.P. and Vornado Realty Trust are generally permitted to merge or consolidate with another entity. Each of Vornado Realty L.P. and Vornado Realty Trust are also permitted to sell their assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Vornado Realty Trust or Vornado Realty L.P., as the case may be, may not take any of these actions unless all of the following conditions are met:

  •
  If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

  •
  Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

  •
  The issuer or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of the issuer, would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

  •
  The issuer and the guarantor, if applicable, have delivered to the trustee an officers' certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

        If the conditions described above are satisfied with respect to the debt securities of any series, Vornado Realty Trust or Vornado Realty L.P., as the case may be, as issuer of those debt securities will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.

        Any limitation applicable to the ability of Vornado Realty L.P., in its capacity as guarantor of debt securities of any series of Vornado Realty Trust, to participate in any of the actions described above will be set forth in the prospectus supplement for such series of debt securities.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer's senior debt, as defined in the subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.

        The subordinated debt indenture defines "senior debt" as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, "interest" includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, "indebtedness of the issuer" includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, "indebtedness of the issuer" for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

  •
  in the event of any liquidation, dissolution or other winding-up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

  •
  in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

  •
  if any subordinated debt securities of issuer have been declared due and payable before their stated maturity; or

  •
  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

        The following covenants apply to Vornado Realty Trust or Vornado Realty L.P., as applicable, with respect to the debt securities of each series it issues unless otherwise specified in the applicable prospectus supplement. As used in this section, "we" refers to either Vornado Realty Trust or Vornado Realty L.P., as issuer of the applicable debt securities.

        Maintenance of Properties.    We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.

        Insurance.    We must keep all of our insurable properties insured against loss or damage with insurers of recognized responsibility. The insurance must be in commercially reasonable amounts and types.

        Existence.    Except as described under "—Mergers and Similar Transactions," we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of Taxes and Other Claims.    We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file with the SEC information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports, if any, as may be prescribed by the SEC at such time.

        Additional covenants described in the applicable prospectus supplement may apply to the issuer of the debt securities and, if applicable, Vornado Realty L.P. in its capacity as guarantor of debt securities of Vornado Realty Trust, with respect to a particular series of debt securities.

Defeasance and Covenant Defeasance

        The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security, and any applicable guarantee, if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

        Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we can legally release ourselves and any guarantor from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

  •
  The issuer of your debt securities must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

  •
  (a) No event of default under the indenture applicable to such debt securities may have occurred and be continuing and (b) no event of default described in the sixth bullet point under "—Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

  •
  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders of the debt securities to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

  •
  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

        Covenant Defeasance.    Under current U.S. federal tax law, we can make the same type of deposit described above and we and any guarantor will be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

  •
  The requirement to secure the debt securities equally and ratably with all new indebtedness of the issuer of your debt securities in the event of a merger or consolidation;

  •
  The covenants regarding existence, maintenance of properties, payment of taxes and other claims, insurance and provision of financial information applicable to us or the guarantor, if applicable;

  •
  Any additional covenants that your prospectus supplement states are applicable to your debt security; and

  •
  The events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under "—Default, Remedies and Waiver of Default—Events of Default."

        If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

        Events of Default.    Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  The issuer of your debt securities does not pay interest on any debt security of that series within 30 days after the due date;

  •
  The issuer of your debt securities does not pay the principal or any premium of any debt security of that series on the due date;

  •
  The issuer of your debt securities does not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

  •
  The issuer of your debt securities or the guarantor of your debt securities, if applicable, remains in breach of any covenant it makes in the indenture for the benefit of the relevant series for 90 days after it receives a written notice of default stating that it is in breach and requiring it to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  The issuer of your debt securities does not pay an indebtedness of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, in either case within ten days after written notice of the default is sent to us. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  The issuer of your debt securities or, if applicable, the guarantor of your debt securities, files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, the guarantor of your debt securities, occur; or

  •
  If your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies If an Event of Default Occurs

        If you are the holder of a subordinated debt security, all of the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the issuer of your debt securities the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security or any guarantee, all of the following must occur:

  •
  The holder of your debt security must give the trustee written notice of a continuing event of default;

  •
  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  The trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

        Waiver of Default.    The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

        Annual Provision of Information to the Trustee about Defaults.    The issuer, and if the due and punctual payment of principal of, and interest on one or more series of debt securities is guaranteed, the guarantor, will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge the issuer and the guarantor, if applicable, are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance."

Changes of the Indentures Requiring Each Holder's Approval

        There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

  •
  change the stated maturity for any principal or interest payment on a debt security;

  •
  reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  change the currency of any payment on a debt security;

  •
  change the place of payment on a debt security;

  •
  impair a holder's right to sue for payment of any amount due on its debt security;

  •
  modify or affect in any adverse manner the terms and conditions of the obligations of Vornado Realty L.P. in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt securities of Vornado Realty Trust;

  •
  reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

  •
  reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

  •
  change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

        Neither Vornado Realty Trust nor Vornado Realty L.P. may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Vornado Realty Trust nor Vornado Realty L.P. may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect the outstanding subordinated debt securities it has issued of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

        Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities or any guarantees of that series to be issued under the applicable indenture after the changes take effect or to add a guarantee to any outstanding debt securities not guaranteed or to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

        We may also make changes or obtain waivers that do not adversely affect a particular debt security or the guarantee of that debt security, even if they affect other debt securities and guarantees. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

  •
  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

        The same majority approval would be required for us or the guarantor, if applicable, to obtain a waiver of any of the applicable covenants in the indenture. The covenants include the promises we or the guarantor, if applicable, make about merging and similar transactions, which are described above under "—Mergers and Similar Transactions." If the requisite holders approve a waiver of a covenant, neither we nor the guarantor, as the case may be, will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that cannot be changed without the approval of the holder of that debt security as described above in "—Changes of the Indentures Requiring Each Holder's Approval," unless that holder approves the waiver.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        When holders take any action under a debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation or cancelled;

  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

  •
  if we have fully defeased it as described above under "—Defeasance and Covenant Defeasance—Full Defeasance";

  •
  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

  •
  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  •
  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

  •
  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

        Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

  •
  in denominations of $1,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for common or preferred shares of Vornado Realty Trust, the rules governing that type of conversion or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

        If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "—Payment and Record Dates for Interest." If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

        Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

        Business Day.    The term "business day" means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

        We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance—What Is a Global Security?"

        Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

        We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. The policies and procedures of DTC may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. When DTC is the depositary, such securities would be subject to DTC's rules and procedures, as then in effect. We understand that DTC's policies, as currently in effect, are as follows.

        Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

  •
  on or before the applicable regular record date, in the case of a payment of interest; or

  •
  on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

        Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

        DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

        If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

        If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "—Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

        Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

        Payments on Non-Global Debt Securities.    Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

        If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

        Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

        Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

        Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

        A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

        When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

        The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

        Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

        If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "—Payment and Record Dates for Interest."

Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee

        The Bank of New York Mellon has provided commercial banking and other services for Vornado Realty Trust, Vornado Realty L.P. and its affiliates in the past and may do so in the future.

        The Bank of New York Mellon is initially serving as the trustee for the senior debt securities and the subordinated debt securities. We may appoint other parties to serve as trustee or co-trustee as may be indicated in the applicable prospectus supplement. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and the issuer of the debt securities would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving the issuer of the debt securities default notice or for the default having to exist for a specific period of time were disregarded.

 Description of Vornado Realty L.P. Guarantee

        Vornado Realty L.P. may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Vornado Realty Trust, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture. In case of the failure of Vornado Realty Trust punctually to pay any principal, premium or interest on any guaranteed debt security, Vornado Realty L.P. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Vornado Realty Trust. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Vornado Realty L.P. will be of payment only and not of collection.

Description of Shares of Beneficial Interest of Vornado Realty Trust

        The following descriptions of the material terms of the shares of beneficial interest of Vornado Realty Trust are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the shares in the following documents: (a) Vornado Realty Trust's amended and restated declaration of trust, including the applicable articles supplementary, and (b) Vornado Realty Trust's amended and restated bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled "Description of Shares of Beneficial Interest of Vornado Realty Trust," references to "Vornado," "we," "our" and "us" refer only to Vornado Realty Trust and not to its subsidiaries or Vornado Realty L.P. unless the context requires otherwise.

        For Vornado to maintain its qualification as a REIT under the Internal Revenue Code (the "Code"), not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Accordingly, the declaration of trust contains provisions that restrict the ownership and transfer of shares of beneficial interest.

        The declaration of trust authorizes the issuance of up to 720,000,000 shares, consisting of 250,000,000 common shares of beneficial interest, $.04 par value per share, 110,000,000 preferred shares of beneficial interest, no par value per share, and 360,000,000 excess shares of beneficial interest, $.04 par value per share.

Description of Preferred Shares of Vornado Realty Trust

        The following is a description of the material terms and provisions of our preferred shares. The particular terms of any series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information below.

        The description of the material terms of Vornado's preferred shares contained in this prospectus is only a summary and is qualified in its entirety by the provisions of the declaration of trust, which includes the articles supplementary relating to each series of the preferred shares, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or before the time of issuance of the series of preferred shares.

        As of September 30, 2009, the declaration of trust authorizes the issuance of 110,000,000 preferred shares. Of the authorized 110,000,000 preferred shares, Vornado has designated:

  •
  5,750,000 as $3.25 Series A Convertible Preferred Shares;

  •
  4,800,000 as Series D-10 7.00% Cumulative Redeemable Preferred Shares;

  •
  1,400,000 as Series D-11 7.20% Cumulative Redeemable Preferred Shares;

  •
  800,000 as Series D-12 6.55% Cumulative Redeemable Preferred Shares;

  •
  4,000,000 as Series D-14 6.75% Cumulative Redeemable Preferred Shares;

  •
  1,800,000 as Series D-15 6.875% Cumulative Redeemable Preferred Shares;

  •
  3,450,000 as 7.00% Series E Cumulative Redeemable Preferred Shares;

  •
  6,000,000 as 6.75% Series F Cumulative Redeemable Preferred Shares;

  •
  8,000,000 as 6.625% Series G Cumulative Redeemable Preferred Shares;

  •
  4,500,000 as 6.750% Series H Cumulative Redeemable Preferred Shares; and

  •
  10,800,000 as 6.625% Series I Cumulative Redeemable Preferred Shares.

        As of September 30, 2009, 52,324 $3.25 Series A Convertible Preferred Shares, 1,600,000 Series D-10 7.00% Cumulative Redeemable Preferred Shares, 3,000,000 7.00% Series E Cumulative Redeemable Preferred Shares, 6,000,000 6.75% Series F Cumulative Redeemable Preferred Shares, 8,000,000 6.625% Series G Cumulative Redeemable Preferred Shares, 4,500,000 6.750% Series H Cumulative Redeemable Preferred Shares, and 10,800,000 6.625% Series I Cumulative Redeemable Preferred Shares were outstanding. No Series D-11 7.20% Cumulative Redeemable Preferred Shares, Series D-12 6.55% Cumulative Redeemable Preferred Shares, Series D-14 6.75% Cumulative Redeemable Preferred Shares or Series D-15 6.875% Cumulative Redeemable Preferred Shares were issued and outstanding as of September 30, 2009. Shares of each of these series may be issued in the future upon redemption of preferred units of limited partnership interest of Vornado Realty L.P. of a corresponding series that were issued and outstanding as of September 30, 2009.

        The preferred shares authorized by our declaration of trust may be issued from time to time in one or more series in the amounts and with the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by the board of trustees. Under certain circumstances, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of Vornado and may adversely affect the voting and other rights of the holders of common shares. The declaration of trust authorizes the board of trustees to classify or reclassify, in one or more series, any unissued preferred shares and to reclassify any unissued shares of any series of preferred shares by setting or changing the number of preferred shares constituting the series and the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred shares.

        The preferred shares have the dividend, liquidation, redemption and voting rights described below, as supplemented or changed in the applicable prospectus supplement relating to each particular series of the preferred shares. The applicable prospectus supplement will describe the following terms of the series of preferred shares:

  •
  the title of the preferred shares and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the initial public offering price at which the preferred shares will be issued;

  •
  the dividend rate or method of calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate, if any;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange rights;

  •
  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions;

  •
  any listing of the preferred shares on any securities exchange;

  •
  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of Vornado;

  •
  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of Vornado; and

  •
  any limitations on direct, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Vornado as a REIT or for other purposes.

        The applicable prospectus supplement may also include a discussion of federal income tax considerations applicable to the preferred shares.

        The preferred shares will be issued in one or more series. The preferred shares, upon issuance against full payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and non-assessable. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

Rank

        With respect to dividend rights and rights upon liquidation, dissolution or winding-up of Vornado, the preferred shares will rank senior to our common shares and excess shares created when our ownership limits are breached as described under "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" below, other than certain excess shares resulting from the conversion of preferred shares, and to all other classes and series of equity securities of Vornado now or later authorized, issued or outstanding, other than any classes or series of equity securities of Vornado that by their terms specifically rank equal or senior to the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of Vornado. We refer to the common shares and the other classes and series of equity securities to which the preferred shares rank senior as to dividend rights and rights upon liquidation, dissolution or winding-up of Vornado as "junior stock"; we refer to equity securities of Vornado that by their terms rank equal to the preferred shares as "parity stock"; and we refer to equity securities of Vornado that by their terms rank senior to the preferred shares as "senior stock." The preferred shares are junior to all outstanding debt of Vornado. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by the declaration of trust.

Dividends

        Holders of our preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by Vornado out of our assets legally available for payment, dividends or distributions in cash, property or other assets of Vornado or in securities of Vornado or from any other source as our board of trustees in its discretion determines and at the dates and annual rate per share as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on the books of Vornado on the record date, not more than 30 calendar days preceding the payment date, as determined by our board of trustees.

        These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred shares are noncumulative and if our board of trustees fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of those preferred shares will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized and payable on any future dividend payment dates. If dividends of a series of preferred shares are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.

        No full dividends may be authorized or paid or set apart for payment on preferred shares of any series ranking, as to dividends, on a parity with or junior to the series of preferred shares offered by the applicable prospectus supplement for any period unless full dividends for the immediately preceding dividend period on the preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative, have been or contemporaneously are authorized and paid or authorized and a sum sufficient for payment is set apart for payment. When dividends are not paid in full, or a sum sufficient for the full payment is not set apart, upon the preferred shares offered by the applicable prospectus supplement and any other preferred shares ranking on a parity as to dividends with those preferred shares, dividends upon those preferred shares and dividends on the other preferred shares must be authorized proportionately so that the amount of dividends authorized per share on those preferred shares and the other preferred shares in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on those preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on those preferred shares are cumulative, and accrued dividends, including required or permitted accumulations, if any, on shares of the other preferred shares, bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on preferred shares that are in arrears. Unless full dividends on the series of preferred shares offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative:

  •
  no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock;

  •
  we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any monies into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock; and

  •
  we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred shares or parity stock, or pay any monies into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred shares and shares of parity stock, except by conversion into or exchange for junior stock.

        Any dividend payment made on a series of preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

Redemption

        The terms, if any, on which preferred shares of any series may be redeemed will be described in the applicable prospectus supplement.

Liquidation

        If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of our preferred shares will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common shares, excess shares, other than certain excess shares resulting from the conversion of preferred shares, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the series of preferred shares are cumulative. If the amounts available for distribution with respect to our preferred shares and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all of the outstanding preferred shares and parity stock, then the holders of each series of the stock will share ratably in the distribution of assets in proportion to the full respective preferential amount, which in the case of preferred shares may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by us.

        Vornado is organized as a Maryland real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. Title 8 does not contain any specific provisions on the power of a Maryland real estate investment trust to make distributions, including dividends, to its shareholders. It is possible that a Maryland court may look to the Maryland General Corporation Law (the "MGCL") for guidance on matters, such as the making of distributions to shareholders, not covered by Title 8. The MGCL requires that, after giving effect to a distribution, (1) the corporation must be able to pay its debts as they become due in the usual course of business and (2) the corporation's total assets must at least equal the sum of its total liabilities plus the preferential rights on dissolution of shareholders whose rights on dissolution are superior to those shareholders receiving the distribution unless the distribution is made from (i) the net earnings of the corporation for the fiscal year in which the distribution is made, (ii) the net earnings of the corporation for the preceding fiscal year, or (iii) the sum of the net earnings of the corporation for the preceding eight fiscal quarters. However, the MGCL also provides that the charter of the corporation may provide that senior dissolution preferences will not be included with liabilities for purposes of determining amounts available for distribution. The applicable articles supplementary may include a similar provision. The Articles Supplementary for the Series A Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares each contain such a provision.

Voting

        The preferred shares of a series will not be entitled to vote, except as described below or in the applicable prospectus supplement. Without the affirmative vote of a majority of the preferred shares then outstanding, voting separately as a class together with any parity stock, we may not:

  •
  increase or decrease the aggregate number of authorized shares of the class or any security ranking senior to the preferred shares;

  •
  increase or decrease the par value of the shares of the class; or

  •
  alter or change the voting or other powers, preferences or special rights of the class so as to affect them adversely.

        An amendment that increases the number of authorized shares of the class or authorizes the creation or issuance of other classes or series of junior stock or parity stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for Vornado, will not be considered to be an adverse change.

No Other Rights

        The shares of a series of preferred shares will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, the declaration of trust and in the applicable articles supplementary or as otherwise required by law.

Registrar and Transfer Agent

        The registrar and transfer agent for each series of preferred shares will be American Stock Transfer & Trust Company, New York, New York, unless a different transfer agent is named in the applicable prospectus supplement.

Restrictions on Ownership

        As discussed below, for us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Therefore, the declaration of trust contains, and the articles supplementary for each series of preferred shares may contain, provisions restricting the ownership and transfer of the preferred shares.

        Our declaration of trust contains a preferred shares beneficial ownership limit that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding preferred shares of any class. The attribution rules which apply for purposes of the common shares beneficial ownership limit also apply for purposes of the preferred shares beneficial ownership limit. For more information about these attribution rules, see "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares." Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the preferred shares beneficial ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

        Holders of preferred shares are also subject to the constructive ownership limit, which restricts them from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding shares of any class. See "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" below for more information about the constructive ownership limit.

        The attribution rules that apply for purposes of the constructive ownership limit differ from those that apply for purposes of the preferred shares beneficial ownership limit. See "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" for more information about these attribution rules. Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the constructive ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

        The declaration of trust provides that a transfer of preferred shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the preferred shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado Realty Trust to be beneficially owned by fewer than 100 persons, will be void and the purported transferee will acquire no rights or economic interest in the preferred shares. In addition, preferred shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the preferred shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for our excess shares that will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in the trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

        If the purported transferee or holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, the purported transferee or holder may only designate a person whose ownership of the shares will not violate the preferred shares beneficial ownership limit or the constructive ownership limit. When the purported transferee or purported holder designates an eligible person, the excess shares will be automatically exchanged for preferred shares of the same class as the preferred shares that were originally exchanged for the excess shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other holder of the excess shares may not receive in return for the transfer an amount that reflects any appreciation in the preferred shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. Our declaration of trust provides that we may purchase any excess shares that have been automatically exchanged for preferred shares as a result of a purported transfer or other event. The price at which we may purchase the excess shares will be equal to the lesser of:

  •
  in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares or, in the case of excess shares resulting from some other event, the market price of the preferred shares exchanged on the date of the automatic exchange for excess shares; and

  •
  the market price of the preferred shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

        Our purchase right with respect to excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that our board of trustees determines in good faith that an exchange for excess shares has occurred.

        Our board of trustees may exempt certain persons from the preferred shares beneficial ownership limit or the constructive ownership limit if evidence satisfactory to the trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Code. Before granting an exemption of this kind, the board of trustees is required to obtain a ruling from the IRS or an opinion of counsel satisfactory to it and representations and undertakings, including representations, from the applicant that demonstrate, to the reasonable satisfaction of the board of trustees that such ownership would not jeopardize the REIT status of Vornado.

        The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates evidencing preferred shares will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2% of the outstanding preferred shares of any series must give a written notice to Vornado containing the information specified in our declaration of trust by January 31 of each year. In addition, each shareholder upon demand must disclose to Vornado any information Vornado may request, in good faith, in order to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

Depositary Shares

        We may, at our option, elect to offer depositary shares, which represent receipts for fractional interests in preferred shares rather than full preferred shares. If we offer depositary shares, depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred shares, will be issued as described below. The prospectus supplement relating to any series of depositary shares will state the fraction of a preferred share represented by each depositary share.

        The description below of the material provisions of the deposit agreement and of the depositary shares and depositary receipts is only a summary and is qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of the depositary shares that have been or will be filed with the SEC at or before the time of the offering or sale of a series of depositary shares. The particular terms of depositary shares representing fractional interests in any particular series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information in this prospectus.

        The shares of any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between Vornado and the depositary. Subject to the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares represented by the depositary share.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of depositary shares owned by the holders.

        If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Preferred Shares

        Upon surrender of depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into excess shares or otherwise, each depositary receipt holder will be entitled to delivery at the depositary's corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the class or series of preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred shares on the basis of the fraction of a preferred share represented by each depositary share as specified in the applicable prospectus supplement, but holders of the preferred shares will not be entitled to receive depositary shares representing the preferred shares after exchanging the depositary shares for preferred shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

        If a series of preferred shares represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred shares held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred shares. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as may be determined by the depositary.

Voting the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of these depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder's depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the preferred shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by the depositary shares in accordance with the instructions, and we will take all reasonable action deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

        Vornado and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred shares in connection with any liquidation, dissolution or winding-up of Vornado and that distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        Vornado will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Vornado will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of depositary shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their account.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to Vornado notice of its election to do so, and Vornado may at any time remove the depositary. The resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

        In order to safeguard Vornado against an inadvertent loss of REIT status, the deposit agreement or the declaration of trust or both will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Reports; Liability of Depositary and Vornado Realty Trust

        The depositary will forward all reports and communications from Vornado that are delivered to it and that Vornado is required or otherwise determines to furnish to the holders of the preferred shares.

        Neither the depositary nor Vornado will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Vornado and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Description of Common Shares of Vornado Realty Trust

        The following description of the common shares is only a summary of, and is qualified in its entirety by reference to, the provisions governing the common shares contained in the declaration of trust and bylaws. Copies of the declaration of trust and bylaws are exhibits to the registration statement of which this prospectus is a part. See "Available Information" for information about how to obtain copies of the declaration of trust and bylaws.

        As of September 30, 2009, 179, 523, 984 common shares were issued and outstanding. No excess shares were issued and outstanding as of September 30, 2009. The common shares of Vornado Realty Trust are listed on the NYSE under the symbol "VNO."

Dividend and Voting Rights of Holders of Common Shares

        The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by Vornado out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the ownership and transfer of shares of beneficial interest. However, if any preferred shares are at the time outstanding, Vornado may only pay dividends or other distributions on common shares or purchase common shares if full cumulative dividends have been paid on outstanding preferred shares and there is no arrearage in any mandatory sinking fund on outstanding preferred shares. The terms of the series of preferred shares that are now issued and outstanding do not provide for any mandatory sinking fund.

        The holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. The holders of common shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of Vornado. If Vornado is dissolved, liquidated or wound up, holders of common shares are entitled to share proportionally in any assets remaining after the prior rights of creditors, including holders of Vornado's indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding are satisfied in full.

        The common shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding common shares are, and any common shares offered by a prospectus supplement, upon issuance, will be, duly authorized, validly issued, fully paid and non-assessable.

        The transfer agent for the common shares is American Stock Transfer & Trust Company, New York, New York.

Restrictions on Ownership of Common Shares

        The Common Shares Beneficial Ownership Limit.    For Vornado to maintain its qualification as a REIT under the Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section "—The Common Shares Beneficial Ownership Limit" assume application of the applicable attribution rules of the Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

        The declaration of trust contains a number of provisions that restrict the ownership and transfer of shares and are designed to safeguard Vornado against an inadvertent loss of its REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than a specified percentage of the outstanding common shares. We call this percentage the "common shares beneficial ownership limit." The common shares beneficial ownership limit was initially set at 2.0% of the outstanding common shares. Our board of trustees subsequently adopted a resolution raising the common shares beneficial ownership limit from 2.0% to 6.7% of the outstanding common shares and has the authority to grant exemptions from the common shares beneficial ownership limit. The shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 may continue to do so and may acquire additional common shares through stock option and similar plans or from other shareholders who owned more than 6.7% of the common shares immediately after that merger. However, common shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While the shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 are not generally permitted to acquire additional common shares from any other source, these shareholders may acquire additional common shares from any source if Vornado issues additional common shares, up to the percentage held by them immediately before Vornado issues the additional shares.

        Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Code, of common shares in excess of the common shares beneficial ownership limit. For instance, if two shareholders, each of whom owns 3.5% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 7.0% of the outstanding common shares, which is in excess of the common shares beneficial ownership limit. Similarly, if a shareholder who owns 4.9% of the outstanding common shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding common shares, then the shareholder would be deemed to own 7.3% of the outstanding common shares. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

        The Constructive Ownership Limit.    Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the common shares beneficial ownership limit. All references to a shareholder's ownership of common shares in this section "—The Constructive Ownership Limit" assume application of the applicable attribution rules of the Code.

        In order to ensure that rental income of Vornado will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that Vornado will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning more than 9.9% of the outstanding shares of any class. We refer to this 9.9% ownership limit as the "constructive ownership limit." The shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 generally are not subject to the constructive ownership limit. The declaration of trust also contains restrictions that are designed to ensure that the shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 will not, in the aggregate, own a large enough interest in a tenant or subtenant of the REIT to cause rental income received, directly or indirectly, by the REIT from that tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The restrictions described in the preceding sentence have an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold.

        Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common shares beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common shares beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

        Issuance of Excess Shares If the Ownership Limits Are Violated.    The declaration of trust provides that a transfer of common shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of common shares in excess of the common shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado to be beneficially owned by fewer than 100 persons, will be void and the purported transferee will acquire no rights or economic interest in the common shares. In addition, the declaration of trust provides that common shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the common shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for excess shares. These excess shares will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

        If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, he or she may designate only a person whose ownership of the shares will not violate the common shares beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess shares will be automatically exchanged for common shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive, in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the common shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The declaration of trust provides that Vornado, or its designee, may purchase any excess shares that have been automatically exchanged for common shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase the excess shares will be equal to the lesser of:

  •
  in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the common shares exchanged on the date of the automatic exchange for excess shares; and

  •
  the market price of the common shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

        Vornado's right to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that the board of trustees determines in good faith that an exchange for excess shares has occurred.

        Other Provisions Concerning the Restrictions on Ownership.    Our board of trustees may exempt persons from the common shares beneficial ownership limit or the constructive ownership limit, including the limitations applicable to holders who owned in excess of 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993, if evidence satisfactory to the board of trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Code. No exemption to a person that is an individual for purposes of Section 542(a)(2) of the Code, however, may permit the individual to have beneficial ownership in excess of 9.9% of the outstanding shares of the class. Before granting an exemption of this kind, the board of trustees is required to obtain a ruling from the IRS or an opinion of counsel satisfactory to it and representations and undertakings, including representations, from the applicant that demonstrate, to the reasonable satisfaction of the board of trustees that such ownership would not jeopardize the REIT status of Vornado.

        The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

        All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2.0% of the outstanding common shares must give a written notice to Vornado containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to Vornado upon demand any information that Vornado may request, in good faith, to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

        The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Vornado board determines that maintenance of REIT status is no longer in the best interests of Vornado.

Certain Provisions of Maryland Law and of
Our Declaration of Trust and Bylaws

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws.

Classification of the Board of Trustees

        Our declaration of trust provides that the number of our trustees may be established by the board of trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Our bylaws provide that any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies.

        Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board of trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting. Under our bylaws, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee.

        The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of the board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of Vornado, even though the tender offer or change in control might be in the best interest of the shareholders.

Removal of Trustees

        Our declaration of trust provides that a trustee may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing the board of trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the trust's shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting shares of the trust.

        A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of directors of the trust and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

        Our board of trustees has adopted a resolution exempting any business combination between any trustee or officer of Vornado, or their affiliates, and Vornado. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, the trustees and officers of Vornado and their affiliates may be able to enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute. With respect to business combinations with other persons, the business combination provisions of the Maryland General Corporation Law may have the effect of delaying, deferring or preventing a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The business combination statute may discourage others from trying to acquire control of Vornado and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control Shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws

        Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Vornado may merge or consolidate with another entity or entities or sell or transfer all or substantially all of the trust property, if approved by the board of trustees and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Similarly, our declaration of trust provides for approval of amendments by the affirmative vote of a majority of the votes entitled to be cast on the matter. Some limited exceptions (including amendments to the provisions of our declaration of trust related to the removal of trustees, ownership and transfer restrictions and amendments) require the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter.

        Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by the board of trustees. In addition, our declaration of trust, as permitted by Maryland law, contains a provision that permits our Board, without a shareholder vote, to amend the declaration of trust to increase or decrease the authorized shares of any class or series of beneficial interest that we are authorized to issue.

        Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) by the board of trustees, or (ii) pursuant to our notice of the meeting, provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

        The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on classification of the board of trustees and removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of Vornado that might involve a premium price for holders of common shares or otherwise be in their best interest.

Legal Ownership and Book-Entry Issuance

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

        Each debt security, common or preferred share and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We expect to issue debt securities, preferred shares and depositary shares in book-entry form only. However, we may issue common shares in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holder's consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of these securities will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as "DTC";

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "—Who Is the Legal Owner of a Registered Security?";

  •
  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

  •
  The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred shares or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who Is the Legal Owner of a Registered Security?"

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Securities

    Exchange Act, and in either case we do not appoint another institution to act as depositary within 90 days;

  •
  in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

  •
  any other circumstances specified for this purpose in the applicable prospectus supplement.

        If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

        As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Federal Income Tax Considerations

        The following discussion summarizes the taxation of Vornado Realty Trust and the material Federal income tax consequences to holders of the common shares, preferred shares and fixed rate debt securities of Vornado Realty Trust and Vornado Realty L.P., as the case may be, that are not original issue discount or zero coupon debt securities, for your general information only. It is not tax advice. The tax treatment of these holders will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  banks;

  •
  tax-exempt organizations;

  •
  certain insurance companies;

  •
  persons liable for the alternative minimum tax;

  •
  persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction; and

  •
  U.S. shareholders or U.S. debt security holders whose functional currency is not the U.S. dollar.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

        We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common shares, preferred shares and fixed rate debt securities, including the Federal, state, local and foreign tax consequences of acquiring, owning and selling these securities in your particular circumstances and potential changes in applicable laws.

Taxation of Vornado Realty Trust as a REIT

        In the opinion of Sullivan & Cromwell LLP, commencing with its taxable year ended December 31, 1993, Vornado Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for taxable years ending prior to the date hereof, and Vornado Realty Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court.

        In providing its opinion, Sullivan & Cromwell LLP is relying, without independent investigation,

  •
  as to certain factual matters upon the statements and representations contained in a certificate provided to Sullivan & Cromwell LLP with respect to Vornado;

  •
  as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP with respect to certain other REITs in which Vornado has held or holds an interest (the "REIT Subsidiaries");

  •
  upon the opinion of Shearman & Sterling LLP concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ended December 31, 1995; and

  •
  upon the opinion of Paul, Hastings, Janofsky & Walker LLP concerning the qualification of Lexington Realty Trust as a REIT for each taxable year commencing with its taxable year ended December 31, 1993.

        In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling LLP is relying, as to certain factual matters, upon representations received from Alexander's.

        In providing its opinion regarding the qualification of Lexington Realty Trust as a REIT for Federal income tax purposes Paul, Hastings, Janofsky & Walker LLP is relying, as to certain factual matters, upon representations received from Lexington Realty Trust.

        Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current and previous ownership interests in its REIT Subsidiaries, by the REIT Subsidiaries, of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado or any of the REIT Subsidiaries for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor any other such law firm will monitor the compliance of Vornado or any REIT Subsidiary with the requirements for REIT qualification on an ongoing basis.

        The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

        As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a regular corporation. Vornado's dividends, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends received by noncorporate shareholders and (ii) the corporate dividends received deduction.

        However, Vornado will have to pay Federal income tax as follows:

  •
  First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

  •
  Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

  •
  Third, if Vornado has (a) net income from the sale or other disposition of "foreclosure property", as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

  •
  Fourth, if Vornado has net income from "prohibited transactions", as defined in the Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "—Requirements for Qualification—Income Tests", but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

  •
  Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate-level.

  •
  Seventh, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then Vornado will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

  •
  Eighth, if Vornado derives "excess inclusion income" from a residual interest in a real estate mortgage investment conduit, or "REMIC", or certain interests in a taxable mortgage pool, or "TMP", Vornado could be subject to corporate level Federal income tax at a 35% rate to the extent that such income is allocable to certain types of tax-exempt shareholders that are not subject to unrelated business income tax, such as government entities.

  •
  Ninth, if Vornado receives non-arms-length income from a taxable REIT subsidiary (as defined under "—Requirements for Qualification—Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Vornado, Vornado will be subject to a 100% tax on the amount of Vornado's non-arms-length income.

  •
  Tenth, if Vornado fails to satisfy a REIT asset test, as described below, due to reasonable cause and Vornado nonetheless maintains its REIT qualification because of specified cure provisions, Vornado will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused Vornado to fail such test.

  •
  Eleventh, if Vornado fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, Vornado may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association

  •
  which is managed by one or more trustees or directors;

  •
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  •
  that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  •
  that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

  •
  the beneficial ownership of which is held by 100 or more persons;

  •
  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities; and

  •
  that meets certain other tests, described below, regarding the nature of its income and assets.

        The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described in this prospectus under the heading "Description of Shares of Beneficial Interest of Vornado Realty Trust—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares."

        Vornado owns a number of wholly-owned corporate subsidiaries. Section 856(i) of the Code provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary", as defined in the Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado.

        If a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the operating partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions. See the last bullet on page 56 for a brief description of prohibited transactions.

        Taxable REIT Subsidiaries.    A taxable REIT subsidiary is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A corporation can be a taxable REIT subsidiary with respect to more than one REIT.

        A taxable REIT subsidiary is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of Vornado's taxable REIT subsidiaries will also be taxable, either (1) to Vornado to the extent the dividend is retained by Vornado, or (2) to Vornado's shareholders to the extent the dividends received from the taxable REIT subsidiary are paid to Vornado's shareholders. Vornado may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT notwithstanding the rule described below under "—Asset Tests" that generally precludes ownership of more than 10% of any issuer's securities. However, as noted below, in order for Vornado to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 25% of the total value of its assets (20% with respect to Vornado's taxable years beginning prior to January 1, 2009). Vornado believes that the aggregate value of all of its interests in taxable REIT subsidiaries has represented less than 20% (and believes that for its taxable years beginning on or after January 1, 2009, has represented and will continue to represent less than 25%) of the total value of its assets; however, Vornado cannot assure that this has or will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a taxable REIT subsidiary may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

        Income Tests.    In order to maintain its qualification as a REIT, Vornado annually must satisfy two gross income requirements.

  •
  First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in REIT equity securities, including "rents from real property", as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

  •
  Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

        Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

  •
  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

  •
  Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Vornado owns more than a 10% interest in the subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a "related party tenant."

  •
  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

        Vornado does not derive material rents from related party tenants other than rents received with respect to its interest in Toys "R" Us, Inc. Vornado believes that the rents received with respect to its interest in Toys "R" Us, Inc. have not and will not cause it to fail the gross income requirements for a REIT described above. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

        Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide non-de minimis services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

        From time to time, Vornado may enter into hedging transactions with respect to one or more of its assets or liabilities. Vornado's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income Vornado derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction is, however, nonqualifying for purposes of the 75% gross income test with respect to transactions entered into on or prior to June 30, 2008. The term "hedging transaction," as used above, generally means any transaction Vornado enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by Vornado. For transactions entered into after July 30, 2008, "hedging transaction" also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), including gain from the termination of such a transaction. Vornado intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        As a general matter, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests, as follows.

        "Real estate foreign exchange gain" will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.

        "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

        If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

  •
  Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

  •
  Vornado files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.

        Vornado might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, Vornado would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

        Asset Tests.    Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.

  •
  First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

  •
  Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.

  •
  Third, not more than 25% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries (20% with respect to Vornado's taxable years beginning prior to January 1, 2009) and of the investments included in the 25% asset class, the value of any one issuer's securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets. Moreover, Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Code (such as so-called "straight-debt" securities). Also, solely for the purposes of the 10% value test described above, the determination of Vornado's interest in the assets of any partnership or limited liability company in which it owns an interest will be based on Vornado's proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. As a consequence, if the IRS successfully challenges the partnership status of any of the partnerships in which Vornado maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, Vornado could lose its REIT status.

        Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the operating partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling LLP, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Shearman & Sterling LLP is relying upon representations received from Alexander's.

        Since November 3, 2008, Vornado has owned more than 10% of the voting securities of Lexington Realty Trust. Vornado's ownership interest in Lexington Realty Trust will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Lexington Realty Trust qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 2008 and continues to so qualify. In the opinion of Paul, Hastings, Janofsky & Walker LLP, commencing with Lexington Realty Trust's taxable year ended December 31, 1993, Lexington Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Paul, Hastings, Janofsky & Walker LLP is relying upon representations received from Lexington Realty Trust.

        Vornado has also owned and currently owns, through the operating partnership, more than 10% of the vote or value of certain other REIT Subsidiaries. Vornado's prior or current indirect ownership interest in such REIT Subsidiaries will not cause Vornado to fail to satisfy the asset tests for REIT status so long as each such REIT Subsidiary qualifies as a REIT for its first taxable year and each subsequent taxable year during the periods relevant to Vornado's qualification as a REIT. Vornado believes that each such REIT Subsidiary will qualify (or qualified, as the case may be) as a REIT with respect to such period.

        Certain relief provisions may be available to Vornado if it fails to satisfy the asset tests described above after the 30-day cure period. Under these provisions, Vornado will be deemed to have met the 5% and 10% REIT asset tests if the value of its nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter and (b) $10,000,000, and (ii) Vornado disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, Vornado may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Annual Distribution Requirements.    Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Vornado's "real estate investment trust taxable income", computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

        In addition, if Vornado acquired an asset from a C corporation in a carryover basis transaction and disposes of such asset within 10 years of acquiring it, Vornado may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration. However, for Federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared.

        To the extent that Vornado does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on those amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

        Vornado intends to satisfy the annual distribution requirements.

        From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible expenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

        Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

        If Vornado would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Vornado pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which have specific relief provisions that are described above.

        If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described in this paragraph in all circumstances.

Excess Inclusion Income

        If Vornado holds a residual interest in a REMIC or certain interests in a TMP from which Vornado derives "excess inclusion income," Vornado may be required to allocate such income among its shareholders in proportion to the dividends received by its shareholders, even though Vornado may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from Federal income tax, and (3) would result in the application of U.S. Federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.

 Taxation of Holders of Common Shares or Preferred Shares

U.S. Shareholders

        As used in this section, the term "U.S. shareholder" means a holder of common shares or preferred shares who, for U.S. Federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a domestic corporation;

  •
  an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

        Taxation of Dividends.    As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. shareholders as ordinary income. Noncorporate U.S. shareholders will generally not be entitled to the tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends Vornado received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual shareholders), or (b) that is equal to the sum of Vornado's real estate investment trust taxable income (taking into account the dividends paid deduction available to Vornado) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which Vornado must adopt the basis of the asset in the hands of the C corporation for Vornado's previous taxable year and less any taxes paid by Vornado during its previous taxable year, and (c) the amount of earnings and profits distributed by Vornado that were accumulated in a prior non-REIT taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the REIT and individual shareholder level. Noncorporate U.S. shareholders should consult their own tax advisors to determine the impact of tax rates on dividends received from Vornado. Distributions made by Vornado will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held his common stock or preferred stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. shareholder may be eligible for preferential rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

        To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

        Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

        Vornado recently made, and in the future may make, distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and a U.S. shareholder would, therefore, generally have taxable income with respect to such distributions of commons shares and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

        U.S. shareholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount of Vornado's undistributed net capital gain that Vornado designates in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

        Distributions made by Vornado and gain arising from a U.S. shareholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

        Sale or Exchange of Shares.    When a U.S. shareholder sells or otherwise disposes of shares, the shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one-year. Long-term capital gain of an individual U.S. shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Vornado that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

        Redemption of Preferred Stock.    Vornado's preferred stock is redeemable by Vornado under certain circumstances described in the applicable prospectus supplement. Any redemption of Vornado's preferred stock for cash will be a taxable transaction for United States Federal income tax purposes. If a redemption for cash by a U.S. shareholder is treated as a sale or redemption of such preferred stock for United States Federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. shareholder's adjusted tax basis in the preferred stock redeemed by Vornado. The gain or loss would be long-term capital gain or loss if the holding period for the preferred stock exceeds one year. The deductibility of capital losses may be subject to limitations.

        The receipt of cash by a shareholder in redemption of the preferred stock will be treated as a sale or redemption for United States federal income tax purposes if the redemption:

  •
  is "not essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Code;

  •
  is a "substantially disproportionate" redemption with respect to the holder under Section 302(b)(2) of the Code; or

  •
  results in a "complete termination" of the holder's stock interest in Vornado under Section 302(b)(3) of the Code.

        In determining whether any of these tests has been met, a holder must take into account not only preferred stock or any other class of our stock it actually owns, but also any of Vornado's stock regardless of class it constructively owns within the meaning of Section 318 of the Code (including stock that is owned, directly or indirectly, by certain members of the holder's family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).

        A distribution to a shareholder will be treated as "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the shareholder's stock interest (taking into account all shares owned, regardless of class or series) in Vornado. Whether the receipt of cash by a shareholder will result in a meaningful reduction of the shareholder's proportionate interest will depend on the shareholder's particular facts and circumstances. If, however, as a result of a redemption of preferred stock, a U.S. shareholder whose relative stock interest (actual or constructive) in Vornado is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in Vornado (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a "meaningful reduction" in its interest in Vornado.

        Satisfaction of the "substantially disproportionate" and "complete termination" exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a shareholder will be "substantially disproportionate" if the percentage of our outstanding voting stock actually and constructively owned by the shareholder immediately following the redemption of preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the shareholder immediately before the redemption (treating preferred stock redeemed pursuant to the tender offer as not outstanding), and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of Vornado. Because Vornado's preferred stock is nonvoting stock, a holder would have to reduce such holder's holdings in any of our classes of voting stock (if any) to satisfy this test.

        A distribution to a shareholder will result in a "complete termination" if either (1) all of the preferred stock and all other classes of Vornado's stock actually and constructively owned by the shareholder are redeemed or (2) all of the preferred stock and Vornado's other classes of stock actually owned by the shareholder are redeemed or otherwise disposed of and the shareholder is eligible to waive, and effectively waives, the attribution of Vornado's stock constructively owned by the shareholder in accordance with the procedures described in Section 302(c)(2) of the Code.

        Any redemption may not be a redemption of all of Vornado's preferred stock. If Vornado were to redeem less than all of the preferred stock, a shareholder's ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, shareholders should discuss the consequences of a partial redemption of Vornado's preferred stock on the amount of Vornado's stock actually and constructively owned by such holder required to produce the desired tax treatment.

        If a U.S. shareholder's receipt of cash attributable to a redemption of Vornado's preferred stock for cash does not meet one of the tests of Section 302 of the Code described above, then the cash received by such holder in the tender offer will be treated as a dividend and taxed as described above.

        Backup Withholding.    Vornado will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

        Taxation of Tax-Exempt Shareholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described in the next paragraph and has not held its shares as "debt financed property" within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

        Notwithstanding the above paragraph, tax-exempt shareholders will be required to treat as unrelated business taxable income any dividends paid by Vornado that are allocable to Vornado's "excess inclusion" income, if any.

        Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which

  •
  is described in Section 401(a) of the Code;

  •
  is tax-exempt under Section 501(a) of the Code; and

  •
  holds more than 10% (by value) of the equity interests in the REIT.

        Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

  •
  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

  •
  either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

        The rules described above under the heading "U.S. Shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Non-U.S. Shareholders

        The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. Federal income tax on a net income basis who own common shares or preferred shares, which we call "non-U.S. shareholders", are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares or preferred shares, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form W-8 ECI or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business and in either case other applicable requirements were met.

        Distributions to a non-U.S. shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

        If a non-U.S. shareholder receives an allocation of "excess inclusion income" with respect to a REMIC residual interest or an interest in a TMP owned by Vornado, the non-U.S. shareholder will be subject to U.S. Federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.

        Return of Capital.    Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. shareholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

        Capital Gain Dividends.    Distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests that are paid with respect to any class of stock which is regularly traded on an established securities market located in the United States and held by a non-U.S. shareholder who does not own more than 5% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by Vornado, and such distributions will be taxed as described above in "—Ordinary Dividends".

        Distributions that are not described in the preceding paragraph that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

        Share Distributions.    Vornado has made, and in the future may make, distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under "Ordinary Dividends" and "Capital Gains Dividends." If Vornado is required to withhold an amount in excess of any cash distributed along with the common shares, Vornado will retain and sell some of the common shares that would otherwise be distributed in order to satisfy Vornado's withholding obligations.

        Sales of Shares.    Gain recognized by a non-U.S. shareholder upon a sale or exchange of common shares generally will not be taxed under the Foreign Investment in Real Property Tax Act if Vornado is a "domestically controlled REIT", defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is a domestically controlled REIT, and, therefore, assuming that Vornado continues to be a domestically controlled REIT, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares is treated as effectively connected with the non-U.S. shareholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

        If Vornado does not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. shareholder of a sale of shares depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. shareholder. Specifically, a non-U.S. shareholder that holds a class of shares that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the shareholder owned more than 5% of the shares of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. shareholder owned such shares or the five-year period ending on the date when the shareholder disposed of the stock. A non-U.S. shareholder that holds a class of Vornado's shares that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the stock was acquired by the shareholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Vornado's outstanding shares with the lowest fair market value. If a non-U.S. shareholder holds a class of Vornado's shares that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Federal Estate Taxes

        Common shares or preferred shares held by a non-U.S. shareholder at the time of death will be included in the shareholder's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

        If you are a non-U.S. shareholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments and

  •
  the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

as long as the income associated with these payments is otherwise exempt from U.S. Federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common shares or preferred shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

        State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

Taxation of Holders of Most Fixed Rate Debt Securities

        This section describes the material United States Federal income tax consequences of owning the fixed rate debt securities that Vornado or Vornado Realty L.P. may offer for your general information only. It is not tax advice. It applies to you only if the fixed rate debt securities that you purchase are not original issue discount or zero coupon debt securities and you acquire the fixed rate debt securities in the initial offering at the offering price. If you purchase these fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

        The tax consequences of owning any fixed rate debt securities that are zero coupon debt securities or original issue discount debt securities, floating rate debt securities, zero coupon debt securities, original issue debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

United States Debt Security Holders

        This subsection describes the tax consequences to a United States debt security holder. You are a United States debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States Federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States debt security holder of a fixed rate debt security to which this section applies, this subsection does not apply to you and you should refer to "—United States Alien Debt Security Holders" below.

        Payments of Interest.    You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

        Purchase, Sale and Retirement of Fixed Rate Debt Securities.    Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

United States Alien Debt Security Holders

        This subsection describes the tax consequences to a United States alien debt security holder. You are a United States alien debt security holder if you are the beneficial owner of a fixed rate debt security to which this section applies and are, for United States Federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership, or

  •
  an estate or trust that in either case is not subject to United States Federal income tax on a net income basis on income or gain from a debt security.

        If you are a United States debt security holder, this subsection does not apply to you.

        Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien debt security holder:

  •
  we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Vornado (in the case of debt securities issued by Vornado) or 10% or more of the capital or profits interest of Vornado Realty L.P. (in the case of debt securities issued by Vornado Realty L.P.),

  2.
  you are not a controlled foreign corporation that is related to Vornado or Vornado Realty L.P. through stock ownership, and

  3.
  the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

  a.
  you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

  b.
  in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

      c.
      the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

      i.
      a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

      ii.
      a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

      iii.
      a U.S. branch of a non-United States bank or of a non-United States insurance company,

      and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

      d.
      the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

      i.
      certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

      ii.
      to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

    4.
    The U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, and

  •
  no deduction for any United States Federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

        Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States Federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Vornado (in the case of debt securities issued by Vornado) or 10% or more of the capital or profits interest of Vornado Realty L.P. (in the case of debt securities issued by Vornado Realty L.P.) at the time of death and

  •
  the income on the fixed rate debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

        In general, if you are a noncorporate United States debt security holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your fixed rate debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your fixed rate debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        In general, if you are a United States alien debt security holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "—United States Alien Debt Security Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your fixed rate debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Plan of Distribution

        Vornado Realty Trust and Vornado Realty L.P. may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Vornado Realty Trust's common shares or preferred shares may be issued upon conversion of debt securities of Vornado Realty Trust or in exchange for debt securities of Vornado Realty L.P. The securities that Vornado Realty Trust and Vornado Realty L.P. distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. Vornado Realty Trust and Vornado Realty L.P. have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Vornado Realty Trust and Vornado Realty L.P. also may, from time to time, authorize dealers, acting as Vornado Realty Trust's or Vornado Realty L.P.'s agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from Vornado Realty Trust or Vornado Realty L.P. in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by Vornado Realty Trust or Vornado Realty L.P. to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with Vornado Realty Trust or Vornado Realty L.P., to indemnification against and contribution toward certain civil liabilities, including any liabilities under the applicable securities laws.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

        Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by Vornado Realty Trust or Vornado Realty L.P. for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Vornado Realty Trust, Vornado Realty L.P. and their affiliates in the ordinary course of business for which they may receive customary fees and expenses.

Validity of the Securities

        The validity of any guarantee or debt securities issued by Vornado Realty L.P. under this prospectus will be passed upon for Vornado Realty L.P., and the validity of any depositary shares issued under this prospectus will be passed upon for Vornado Realty Trust, by Sullivan & Cromwell LLP, New York, New York, counsel to Vornado Realty Trust and Vornado Realty L.P. The validity of any debt securities issued by Vornado Realty Trust, preferred shares or common shares issued under this prospectus will be passed upon for Vornado Realty Trust by Venable LLP, Baltimore, Maryland, Maryland counsel to Vornado Realty Trust. With respect to all matters of Maryland law, Sullivan & Cromwell LLP will rely on the opinion of Venable LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by the counsel named in the applicable prospectus supplement.

Experts

        The consolidated financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, the related financial statement schedules incorporated in this prospectus by reference from Vornado Realty Trust's and Vornado Realty L.P.'s current report on Form 8-K, dated October 13, 2009 and October 16, 2009, respectively, and the effectiveness of Vornado Realty Trust's and Vornado Realty L.P.'s internal control over financial reporting has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports included an unqualified opinion and an explanatory paragraph as to the effects of the retrospective application of new accounting guidance on accounting for convertible debt instruments, noncontrolling interest, and earnings per share), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and related financial statement schedule of Lexington Realty Trust and subsidiaries included in Lexington Realty Trust's Annual Report on Form 10-K as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, as updated by the Current Report on Form 8-K, dated September 1, 2009, and Management's Annual Report on Internal Controls over Financial Reporting as of December 31, 2008, have been incorporated in this prospectus by reference in Vornado Realty Trust's Current Report on Form 8-K, dated October 13, 2009, in reliance upon the reports incorporated by reference herein of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Lex-Win Concord LLC incorporated in this prospectus by reference to Lexington Realty Trust's Current Report on Form 8-K, dated September 1, 2009, which is incorporated by reference in Vornado Realty Trust's Current Report on Form 8-K, dated October 13, 2009, have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to Lex-Win Concord LLC's ability to continue as a going concern as described in Note 16 to the financial statements, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited interim financial information of Vornado Realty Trust for the periods ended March 31, 2009 and 2008 and June 30, 2009 and 2008, and the unaudited interim financial information of Vornado Realty, L.P. for the periods ended March 31, 2009 and 2008 and June 30, 2009 and 2008, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Vornado Realty Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, and the Vornado Realty L.P.'s

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.